U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT 1933

PROJECT ROMANIA INC.

(Name of small business issuer in its charter)

______Nevada____________              __________4899________             _______98-0418754_________

      State or jurisdiction of                                (Primary Standard Industrial            (I.R.S.  Employer Identification No.)

incorporation  or  organization

2490 West 2nd Avenue, Suite 404, Vancouver, British Columbia, V6K 1J6 (604) 736-5777

(Address and telephone number of principal executive offices)

2490 West 2nd Avenue, Suite 404, Vancouver, British Columbia, Canada V6K 1J6

(Address of principal place of business or intended principal place of business)

CSC Services of Nevada, Inc., 502 East John Street Rm E, Carson City, Nevada 89706  (800) 222-2122

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as possible after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:   |XX|

If  this  Form  is  filed  to  register  additional  securities  for  an offering  pursuant  to  Rule  462(b)  under  the  Securities  Act,  check  the following  box  and  list  the  Securities  Act  registration  statement number  of  the  earlier  effective  registration  statement  for  the  same offering.     |__|   _______________________________

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule 462(c)  under  the  Securities  Act,  check  the  following  box  and  list  the Securities  Act  registration  statement  number  of  the  earlier  effective registration  statement  for  the  same  offering.  |__|  ________________________________________________

If  this  Form  is  a  post-effective  amendment  filed  pursuant  to  Rule 462(d)  under  the  Securities  Act,  check  the  following  box  and  list  the Securities  Act  registration  statement  number  of  the  earlier  effective registration  statement  for  the  same  offering.   |__| ________________________________________________

If  delivery  of  the  prospectus  is  expected  to  be  made  pursuant  to Rule 434,  check  the  following  box.   |__|

CALCULATION  OF  REGISTRATION  FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	5,315,000	$0.04 (1)(2)	$212,600	$25.02

(1)

This price was arbitrarily determined by the issuer.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURTIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Copies should be sent to:

Gary R. Henrie, Esq.

1688 E. 1460 North

Logan, Utah 84341

(435) 753-1775

PROSPECTUS

PROJECT ROMANIA INC.

The Resale of 5,315,000 Shares of Common Stock

Project Romania Inc. (referred to in this prospectus as “PRI,” “we” or the “Company”) is registering 5,315,000 shares of its common stock on behalf of the selling stockholders named in this prospectus (the “Selling Stockholders”) to enable the Selling Stockholders to resell their shares from time to time. Our common stock is presently not traded on any market or electronic quotation system. The Selling Stockholders will offer to sell their shares of our common stock at the designated price of $0.04 until our common stock is quoted on the Over-The-Counter Bulletin Board (the “OTCBB”) and thereafter at prevailing market prices or privately negotiated prices.

	Offering Price	Commissions	Proceeds to Selling Stockholders Before Expenses and Commissions
Per Share	$0.04	Not Applicable	$0.04
Total	$212,600	Not Applicable	$212,600

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors" starting on page 8.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, Dated __________________, 2005.

Table of Contents

Page No.

Summary Information and Risk Factors

5

Summary of the Offering

5

Summary of our Business

6

Summary Financial Information

7

Risk Factors

8

Use of Proceeds

14

Determination of Offering Price

14

Dilution

14

Selling Security Holders

14

Plan of Distribution

18

Legal Proceedings

19

Directors, Executive Officers, Promoters and Control Persons

20

Security Ownership of Certain Beneficial Owners and Management

21

Description of Securities

22

Interest of Named Experts and Counsel

24

Disclosure of Commission Position on Indemnification

for Securities Act Liabilities

24

Description of Business

24

Management’s Discussion and Analysis

42

Description of Property

47

Market for Common Equity and Related Stockholder Matters

48

Executive Compensation

50

Financial Statements

51

Changes In and/or Disagreements with Accountants

53

Indemnification of Directors and Officers

53

Other Expenses of Issuance and Distribution

54

Recent Sales of Unregistered Securities

54

Exhibits

56

Undertakings

57

Signatures

59

SUMMARY INFORMATION AND RISK FACTORS

Because this is only a summary, it may not contain all of the information important to an investor.  Investors should read this prospectus completely and carefully before deciding whether to invest.

Summary of the Offering

This is an offering of up to 5,315,000 shares of common stock of the Company. We will not receive any proceeds from the sale of the shares by the Selling Stockholders.

Offering Price and Alternative Plan of Distribution

The offering price of the common stock has been arbitrarily determined at $0.04 and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The Selling Stockholders will offer to sell their shares of our common stock at $0.04 per shares until our common stock is quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.

We intend to have our securities traded on the OTCBB, a quotation medium for subscribing National Association of Securities Dealers (“NASD”) members, upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”).  For this to happen, we must contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB. Only authorized OTCBB market makers can apply to quote securities on the OTCBB. There is no guarantee, however, that our stock will become quoted on the OTCBB. If our common stock becomes traded on the OTCBB and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders.  The offering price would thus be determined by market factors and the independent decisions of the selling stockholders.

Minimum Number of Shares to Be Sold in This Offering

No minimum number.

Securities Issued and to be Issued

19,315,000 shares of our common stock are issued and outstanding as of the date of this prospectus.

Summary of Our Business

PRI acquired 100% of the issued and outstanding shares of Galaxy Telnet SRL, a Romanian company (“Galaxy Telnet”) on October 31, 2003 in a share exchange transaction with the sole shareholder of Galaxy Telnet. We are a holding company without any assets other than the shares we hold in Galaxy Telnet. Our core business operations consist of the Voice Over Internet Protocol (“VoIP”) business operations of Galaxy Telnet, our wholly owned operating subsidiary.

We offer feature rich commercial and residential long distance telephone service over existing hybrid fibre-cable with our suite of VoIP products and services. We market and sell a VoIP “plug and play” device that connect a user’s telephone (via high speed Internet connection) to a managed worldwide IP network, allowing the user to phone long distance at dramatically lower rates with increased functionality.

We target customers with significant telecommunications needs, including small- and medium-sized enterprises and residential customers. We provide services over a managed global IP network, which consists of:

-

a global backbone connecting international gateway switches, each of which is connected to its domestic and international network as well as those of other carriers in each particular market. A “backbone” is a set of paths that local or regional networks connect to for long-distance interconnection. The connection points are known as network nodes or telecommunication data switching exchanges (DSEs);

-

a domestic long distance network presence within certain countries;

-

a combination of owned and leased transmission facilities, resale arrangements and foreign carrier agreements; and

-

IP switches and IP routers in select markets around the world, which are connected to points-of-presence, as well as Internet peering/transit points with other carriers.

We feel our business model is compelling because our international long distance rates are superior to rates offered by the competition and, in a country where, generally speaking, callers incur per minute charges for mobile and fixed line calls, our subscribers may phone other Galaxy Telnet subscribers without incurring per minute charges.

From inception through the end of fiscal 2004, we earned revenues through the sale of VoIP packages which included the plug and play device and connectivity to a managed worldwide IP network for a one-year term.

Going forward, while we may continue to sell one-year VoIP packages, we expect to earn revenues through the following channels:

1.

charge for sale of the plug and play device;

2.

charge for configuration and activation of the plug and play device;

3.

monthly service fees; and

4.

monthly long distance per minute service charges.

We were incorporated on June 11, 2003 under the laws of Nevada.  Our principal offices are located at 2490 West 2nd Avenue, Suite 404, Vancouver, British Columbia V6K 1J6. Our phone number is 604-736-5777.

Summary Financial Information

Since our inception, we have funded our operations through equity investments, shareholder loans and sales revenues.  As of November 30, 2004, we had $7,316 in cash on hand and liabilities in the amount of $29,553. Since our inception to the period ending August 31, 2004, we have incurred net losses totaling $(39,880). We also incurred a net loss of $(15,943) for the first quarter of the current fiscal year. We attribute our net loss to having limited revenues to offset our expenses from the development of our business and the professional fees related to the creation and operation of our business. Unless we achieve and maintain profitability, we will need to raise additional capital. Although we believe that we will be able to obtain additional financing when needed, we may not be successful in this regard. Our accumulated operation losses since inception and limited business operations have caused our auditors to declare that we remain a development stage company and to issue a statement in their report on our financial statements that there exists substantial doubt about our ability to continue as a going concern.

Balance Sheet Summary

	Period May 31, 2005	Year ended August 31, 2004	Year ended August 31, 2003
Cash	$6,233	$ 13,351	$ 7,499
Total Assets	8,315	15,582	7,945
Total Liabilities	67,418	14,035	8,388
Accumulated deficit	(100,170)	(39,880)	(443)
Total Stockholders’ Equity (Deficit)	$ (59,103)	$ 1,547	$ (443)

Statement of Operations and Deficit Summary

	Period ended May 31, 2005	Year ended August 31, 2004	Year ended August 31, 2003
Sales	$ 4,008	$ 16,386	$ -
Net Loss for the Period	$ (60,290)	$ (39,413)	$ (467)
Net Loss per common share (basic)	*	*	*

* (less than $0.01 per share)

Risk Factors

Readers should carefully consider the risks described below before deciding whether to invest in shares of our common stock.

If we do not successfully address any of the risks described below, there could be a material adverse effect on our business, financial condition or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.

We cannot assure any investor that we will successfully address these risks.

Risks Relating to the Common Stock of the Company

Unless we are able to continue to obtain outside investment capital to support our operating losses, our investors will likely incur a loss of their investments

We are currently suffering operating losses. Unless we achieve and maintain profitability, we will need to raise additional capital. We may not be able to obtain such additional financing, on acceptable terms, or at all, which may require us to reduce our operating costs and other expenditures, including reductions of personnel and capital expenditures. As a result of the foregoing, our auditors have issued a statement in their report on our financial statements that there exists substantial doubt about our ability to continue as a going concern.  Please see Note 2 in the notes to our financial statements for further information.  Failure to raise new capital or to operate a viable business with reduced operating costs and other expenditures may cause the business to fail, which in turn will result in the loss of the investments of our investors.

If we deem it advisable to raise capital through equity or convertible debt financings, the then current stockholders will experience dilution and may be placed in a junior position with respect to more senior rights, preferences or privileges granted to new stockholders

We are currently suffering operating losses. Unless we achieve and maintain profitability, we will need to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our then existing stockholders will be reduced. If we issue convertible debt securities, the ownership percentage of our then existing stockholders may be reduced. Also, new equity or convertible debt investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.

Given our continued need for additional capital, our stock involves a high degree of risk, and should not be purchased by any person who cannot afford the loss of the entire investment. A purchase of our stock is currently unsuitable for a person who cannot afford to lose his entire investment.

A stable market for our common stock may never develop or, if it should develop, be sustained

Our common stock is not quoted on any exchange. Even though management's strategy is to develop a public market for our common stock by soliciting broker-dealers to become market makers of the stock, a stable market for our common stock may never develop or, if it should develop, be sustained. If a stable market for our common stock cannot be developed or sustained, investors may not be able to sell their securities and may suffer a loss of their investment. It should be assumed that the market for our common stock would be highly illiquid, sporadic and volatile. Our stock should not be purchased by anyone who cannot afford to lose his entire investment.

We may lose our status as a reporting issuer under the Exchange Act and thereby jeopardize our ability to have our securities traded by broker-dealers regulated by the NASD

We are required to maintain status as a reporting issuer under the Exchange Act, in order to be traded by broker-dealers regulated by the NASD. If we fail to continue to be a reporting issuer, management may encounter difficulty in maintaining or expanding a trading market in the near term, if at all, and stockholders may not be able to sell their shares in the public market.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation

The shares of our common stock are "penny stocks" within the definition of that term as contained in the Exchange Act (generally, equity securities with a price of less than $5). The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  The rules, in part, require broker-dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker-dealers willing to make a market in our stock, reducing the level of trading activity in any secondary market that may develop for our stock, and accordingly, investors in our common stock may find it difficult or impossible to sell their securities.

Risks Related to the Business and Operations of the Company

We may not meet our financial forecasts because we are a start up company establishing a new business in the technology industry which is characterized by intense competition and rapid technological change and we also lack prior operations and experience in the VoIP market

We have minimal revenues from operations and have no significant tangible assets. Accordingly, we may not operate at a profitable level in any future year or period. Our business involves the marketing and sale of VoIP products and services in Romania. Future development and operating results will depend on many factors, including demand for our products, level of product and price competition, success in setting up and expanding distribution channels, and whether we can develop and market new products and control costs. In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the technology industry, which is characterized by intense competition, rapid technological change, and significant regulation. Unless we become successful in generating net income, we will not be successful financially and our shareholders will lose their investments.

We have no tangible assets and we depend upon our operating subsidiary for revenues

We are a holding company with no tangible assets. Our only significant property is our shareholding interest in our wholly owned subsidiary Galaxy Telnet. Accordingly, if we should cease business operations there would be no assets to sell to provide investors with a share of liquidation proceeds. We depend entirely on our operating subsidiary for revenues. If our subsidiary Galaxy Telnet ceases operations, our shareholders will lose their entire investment.

We have significant international operations, which subject us to risks that could cause our operating results to decline

International sales are subject to a number of risks, including general economic conditions in regions such as Eastern Europe, changes in foreign government regulations and telecommunication standards, export license requirements, tariffs and other trade barriers, potentially adverse tax consequences, fluctuations in currency exchange rates, greater difficulty in collecting accounts receivable and longer collection periods, the impact of recessions in economies outside of the United States, and difficulty in staffing and managing foreign operations. We are also subject to geopolitical risks, such as political, social, and economic instability, potential hostilities, and changes in diplomatic and trade relationships, in connection with our international operations.

We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that it provides

The operation of our VoIP service depends on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. In addition, because our services may be critical to the businesses of our customers, any significant interruption in service could result in lost profits or other loss to our customers. Although we attempt to disclaim liability in our service agreements, a court might not enforce a limitation on liability, which could expose us to financial loss. In addition, we may provide our customers with guaranteed service level commitments. If we are unable to meet these guaranteed service level commitments as a result of service interruptions, we may be obligated to provide credits, generally in the form of free service for a short period of time, to our customers, which could negatively affect our operating results.

The failure of any equipment or facility on our network, or those of our partners or customers, could result in the interruption of customer service until necessary repairs are made or replacement equipment is installed. Network failures, delays and errors could also result from natural disasters, terrorist acts, power losses, security breaches and computer viruses. These failures, faults or errors could cause delays, service interruptions, expose us to customer liability or require expensive modifications.

There may be risks associated with the lack of 911 emergencies dialing with our VoIP service

We market our VoIP service to our residential customers as a secondary line service, not a primary line service. We do not encourage our residential customers to use our service as their only telephone service, due to the fact that the IP dial tone service is only as reliable as a customer's underlying data service (which is not provided by us). We do not allow these customers to port their existing switched telephone numbers to our service, further discouraging them from using our service as a replacement for their current telephone.

To date, the Autoritatea Nationala de Reglementare in Communicatii (National Agency for Communications Regulation) (“ANRC”) www.anrc.ro, the Romanian regulatory body in charge of voice communications, has not classified any intercounty IP telephony service provider as a "telecommunications carrier," preferring instead to permit the nascent VoIP industry to grow. Under current Romanian federal law, providers of "information services" do not incur obligations to participate in 911 and E911 emergency calling systems. However, there is no guarantee that the ANRC's interpretations and the relevant federal law will not change in a manner that may increase our cost of doing business or otherwise adversely affect our ability to deliver our service. Therefore, there is a risk of liability or future regulatory action with respect to the inability of customers to access local 911 emergency services from a telephone connected to our service.

Potential regulation of Internet service providers could adversely affect our operations

To date, ANRC has treated Internet service providers as information service providers. Information service providers are currently exempt from federal regulations governing common carriers, including the obligation to pay access charges and contribute to the universal service fund. The ANRC may examine the status of Internet service providers and the services they provide. If the ANRC were to determine that Internet service providers, or the services they provide, are subject to ANRC regulation, including the payment of access charges and contribution to the universal service funds, this would have the effect of increasing our cost of doing business.

The failure of IP networks to meet the reliability and quality standards required for voice and video communications could render our products obsolete

Circuit-switched telephony networks feature very high reliability, with a guaranteed quality of service. In addition, such networks have imperceptible delay and consistently satisfactory audio quality. Emerging broadband IP networks, such as LANs, WANs, and the Internet, or emerging last mile technologies such as cable, digital subscriber lines, and wireless local loop, may not be suitable for telephony unless such networks and technologies can provide reliability and quality consistent with these standards. This means that customer acceptance of our VoIP service may not be as successful as our forecasting anticipates.

If we do not develop and maintain successful partnerships for IP telephony products, we may not be able to successfully market our solutions

We are entering into new market areas and our success is partly dependent on our ability to forge new marketing and engineering partnerships. IP telephony communication systems are extremely complex and few, if any, companies possess all the required technology components needed to build a complete end-to-end solution. We will likely need to enter into partnerships to augment our development programs and to assist us in marketing complete solutions to our targeted customers. We may not be able to develop such partnerships in the course of our product development. Even if we do establish the necessary partnerships, we may not be able to adequately capitalize on these partnerships to aid in the success of our business.

We may have difficulty identifying the source of the problem when there is a problem in a network

Our hosted VoIP service must successfully integrate with products from other vendors, such as gateways to traditional telephone systems. As a result, when problems occur in a network, it may be difficult to identify the source of the problem. The occurrence of hardware and software errors, whether caused by our hosted IP network or another vendor's products, may result in the delay or loss of market acceptance of our products and any necessary revisions may force us to incur significant expenses.

The success of our VoIP service is dependent on the growth and public acceptance of IP telephony

The success of our VoIP service is dependent upon future demand for IP telephony systems and services. In order for the IP telephony market to continue to grow, several things need to occur. Internet service providers must continue to invest in the deployment of high-speed broadband networks to residential and commercial customers. IP networks must improve quality of service for real-time communications, managing effects such as packet jitter, packet loss, and unreliable bandwidth, so that toll-quality service can be provided. IP telephony equipment and services must achieve a similar level of reliability that users of the public switched telephone network have come to expect from their telephone service. IP telephony service providers must offer cost and feature benefits to their customers that are sufficient to cause the customers to switch away from traditional telephony service providers. If any or all of these factors fail to occur, our business may not grow.

We are dependent upon what we perceive as the technological advantages of the products and services sold by us as a reseller and any failure to maintain technological advantages would have substantial adverse consequences to our business and financial conditions

We are dependent upon what we perceive as the technological advantages of the products and services provided by our suppliers and sold by us as a reseller. The technological advantages of such products and services may not be maintained which could result in the loss of customers or the failure to attract new customers.

Technological obsolescence of the technologies and products provided by our suppliers and sold by us as a reseller remains a possibility. Our competitors may succeed in developing or deploying related products using similar processes and marketing strategies before our suppliers, or they may develop or deploy technologies and products that are more effective than any which have been provided by our suppliers and sold by us. Accordingly, our ability to compete will be dependent on timely enhancement and development of our suppliers’ technologies and products, as well as the development and enhancement of future products by our suppliers.

As our operating subsidiary uses the Romanian currency as its functional currency and as the wholesale prices for products and services that we resell are denominated in Canadian dollars, we are exposed to exchange rate risk

Our operating subsidiary in Romania uses the Romanian leu as its functional currency. As a result, all of our revenues and a substantial portion of our operating expenses are in a currency other than our reporting currency (the U.S. dollar) and we are exposed to exchange rate risk. Additionally, the wholesale prices for the products and services that we resell are denominated in Canadian dollars and we face similar foreign exchange fluctuation risks in relation to changes in the Romanian leu to the Canadian dollar exchange rate. Any significant change in the relevant Romanian leu to U.S. dollar and Romanian leu to Canadian dollar exchange rates, whether of a short-term nature or a steady long-term change in relative valuation, could have a material effect on our results of operations and financial statements.

In Romania, significant devaluation relative to the U.S. and Canadian dollars has occurred in the past and may occur again in the future.

We do not currently engage in any foreign exchange hedging activities.

Until December 31, 2002, Romania was defined for accounting purposes as a highly inflationary economy and the U.S. dollar was used as their measurement currency. Romania is currently a second wave European Union accession candidate and it is foreseeable that the standard European Union currency, the euro, will take prominence in Romania in the future. Consequently, depending on the progression of Romania towards the euro, exchange rate fluctuations may have a more significant impact on our results of operations in the future.

Forward-looking Statements

We may use words like “expects,” “intends,” “anticipates," “plans," “projects" or “estimates" in this prospectus.  When used, these words identify “forward-looking” statements.  Forward-looking statements are by their nature subject to many varied uncertainties and risks.  Actual results could vary greatly.  Potential investors should review the “Risk Factors” below for a discussion of some of these risks.

We are making these statements only as of the date of this prospectus.  We have no obligation to update or revise these statements if circumstances or our expectations change.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of shares by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The $0.04 per share offering price of our common stock was arbitrarily chosen. However, the selection of this particular price was influenced by the sales price from our last private offering of common stock, which was $0.02 (pre 4-for-1 stock split occurring on October 20, 2004). There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

DILUTION

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

SELLING SECURITY HOLDERS

The Selling Stockholders will offer for sale the shares of common stock set out below at a price of $0.04 per share until our common stock is quoted for sale on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. The Selling Stockholders acquired these shares (the “Secondary Shares”) from PRI in an offering conducted in the last quarter of 2003 and the first and second quarters of 2004 that was exempt from registration under Regulation S, Section 4(2) and Regulation D of the Securities Act of 1933 (the “Securities Act”).

The Secondary Shares are “restricted” shares under applicable U.S. securities laws. They are being registered to give their holders the opportunity to sell them. The Selling Stockholders may from time to time offer and sell all or a portion of their shares in the Over-The-Counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The Secondary Shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." Each of the Selling Stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Secondary Shares to be made directly or through agents. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of Secondary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Secondary Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

The following table provides, as of December 31, 2004, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including:

1.

the number of shares owned by each Selling Stockholder before this offering;

2.

any position, office, or other material relationship which the Selling Stockholder has had within the past three years with PRI or any of its predecessors or affiliates;

3.

the number of shares to be offered by the Selling Stockholder’s account;

4.

the number of shares owned by the Selling Stockholder upon completion of this offering; and

5.

the number of shares and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after the offering is complete.

Selling Stockholders

Name of Selling Stockholder	Shares Owned Before this Offering	Number of Shares to be Offered by Selling Stockholder's Account	Number of Shares to be Owned by Selling Stockholder Upon Completion of Offering	Percent Owned Upon Completion of Offering
Alexander, Brent	90,000	90,000	Nil	Nil
Arbuckle, Stephanie	40,000	40,000	Nil	NIl
Basco, Debbie	40,000	40,000	Nil	Nil
Batrakina, Elena	40,000	40,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Before this Offering	Number of Shares to be Offered by Selling Stockholder's Account	Number of Shares to be Owned by Selling Stockholder Upon Completion of Offering	Percent Owned Upon Completion of Offering
Bird, Stephen	50,000	50,000	Nil	Nil
Bourgaize, Ward	50,000	50,000	Nil	Nil
Boyle, E. (Ted)	100,000	100,000	Nil	Nil
Bridges, Gregory	50,000	50,000	Nil	Nil
Burke, Barry	40,000	40,000	Nil	NIl
Campbell, Kelly	40,000	40,000	Nil	Nil
Chase, David	40,000	40,000	Nil	Nil
Chauhan, Bella	100,000	100,000	Nil	Nil
Cinarli, Bahar	50,000	50,000	Nil	Nil
Colledge, Karen	50,000	50,000	Nil	Nil
Cross, Georgia	40,000	40,000	Nil	Nil
Dawe, John	70,000	70,000	Nil	Nil
Dillon, Kate	40,000	40,000	Nil	Nil
Dixon, Michael	80,000	80,000	Nil	Nil
Ego, Richard	40,000	40,000	Nil	Nil
Evin, John	40,000	40,000	Nil	Nil
Eviston, Paul	50,000	50,000	Nil	Nil
Fennern, Leslie	50,000	50,000	Nil	Nil
Gertsoyg, Yan	40,000	40,000	Nil	Nil
Ghiai, Alain	200,000	200,000	Nil	Nil
Greenbaum, William	40,000	40,000	Nil	Nil
Greenhalgh, Robert	800,000	800,000	Nil	Nil
Hovan, David	40,000	40,000	Nil	Nil
Hubner, Chelsea	200,000	200,000	Nil	Nil
Kask, David	140,000	140,000	Nil	Nil
Katona, Laszlo	140,000	140,000	Nil	Nil
Kenig, Ilan	40,000	40,000	Nil	Nil
Langford, Doug	800,000	800,000	Nil	Nil
McDevitt, Wendy	40,000	40,000	Nil	Nil
Nalpadidis, Robert	100,000	100,000	Nil	Nil
Neumann, Chris	60,000	60,000	Nil	Nil
Purdy, Robert	50,000	50,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Before this Offering	Number of Shares to be Offered by Selling Stockholder's Account	Number of Shares to be Owned by Selling Stockholder Upon Completion of Offering	Percent Owned Upon Completion of Offering
Robertson, Ryan	200,000	200,000	Nil	Nil
Ruby, Ron	200,000	200,000	Nil	Nil
Ruskin, Larry	40,000	40,000	Nil	Nil
Samuda, Rita	40,000	40,000	Nil	Nil
Stipic, Walter	40,000	40,000	Nil	Nil
Sweeny, Robin	40,000	40,000	Nil	Nil
Tripp, Paul	400,000	400,000	Nil	Nil
Waring, Paula	35,000	35,000	Nil	Nil
White, Jeremy	440,000	440,000	Nil	Nil
Totals:	5,315,000	5,315,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the Selling Stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 19,315,000 shares of common stock outstanding on December 31, 2004.

None of the Selling Stockholders:

(1)

holds or has held any position, office or any other material relationship with PRI or its predecessors or affiliates within the past three years; or

(2)

has ever been one of our officers or directors.

To the best of our knowledge, none of the above investors holds any other stock of PRI and if they were to sell all of the shares listed above, they would hold no equity interest in PRI. Also to the best of our knowledge, none of the Selling Stockholders are broker-dealers or are affiliated with a broker-dealer.

If a Selling Stockholder transfers any of the Secondary Shares and the transferee wishes to be included in this offering, we will file a prospectus supplement which includes the change pursuant to Rule 424 of the Securities Act.

PLAN OF DISTRIBUTION

We are registering the resale of the Secondary Shares on behalf of the Selling Stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer. We will not receive any of the proceeds of this offering.

The Selling Stockholders will offer to sell their Secondary Shares at $0.04 per share until our common stock is quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.

The Selling Stockholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

on such public markets or exchanges as the common stock may from time to time be trading;

2.

in privately negotiated transactions;

3.

through the writing of options on the common stock;

4.

in short sales; or

5.

in any combination of these methods of distribution.

We intend to have our securities traded on the OTCBB upon our becoming a reporting entity under the Exchange Act. For this to happen, we must contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB. Only market makers can apply to quote securities on the OTCBB.

Although we intend to have our common stock traded on the OTCBB, public trading of our common stock may never materialize.  If our common stock becomes traded on the OTCBB or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.

the market price of our common stock prevailing at the time of sale;

2.

a price related to such prevailing market price of our common stock; or

3.

such other price as the selling stockholders determine from time to time.

The Selling Stockholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as agent may receive a commission from the Selling Stockholders or purchasers, depending on the party for whom he acts. The Selling Stockholders will likely pay the usual and customary brokerage fees for such services.  If applicable, the Selling Stockholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that any of the offered common stock will be sold by the Selling Stockholders.

We are bearing all costs related to registration of the Secondary Shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any, which are the responsibility of the Selling Stockholders.

The Selling Stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the Secondary Shares.  In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the Secondary Shares, and therefore be considered to be an underwriter, they must comply with applicable law and must, among other things:

1.

not engage in any stabilization activities in connection with our common stock;

2.

furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Exchange Act; and (ii) enable our common stock to be traded on the OTCBB.  We must be a reporting company under the Exchange Act in order that our common stock is eligible for trading on the OTCBB.  We believe that the registration of the resale of shares on behalf of the Selling Stockholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTCBB.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our VoIP program in Romania, we will need to raise additional capital.  We believe that obtaining reporting company status under the Exchange Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

If a Selling Stockholder transfers any of the Secondary Shares and the transferee wishes to be included in this offering, we will file a prospectus supplement which includes that change, pursuant to Rule 424 of the Securities Act.

LEGAL PROCEEDINGS

We are not a party to any material pending or threatened legal proceedings.

Our agent for service of process in Nevada is CSC Services of Nevada, Inc. of 502 East John Street Rm. E, Carson City, Nevada 89706.

The validity of the shares of our common stock offered under this prospectus will be passed upon by Gary Henrie, Esq., attorney at law, of Logan, Utah, counsel to the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, executive officers, and significant employees are as follows:

NAME

POSITION

L. Gabriel Luca

President and a director of PRI

Sole administrator (i.e. officer and director) of Galaxy Telnet

R. Michael Stunden

Secretary, treasurer, chief financial offer and a director of PRI

L. Gabriel Luca – Age 32. Mr. Luca is president and a director of PRI. He is also the sole administrator (i.e. officer and director) of Galaxy Telnet. In his capacity as president, Mr. Luca is responsible for the operations of the Company. His current term as a director of PRI commenced on June 10, 2003 and runs until the next annual meeting of the stockholders unless earlier terminated. Before becoming actively involved in the operations of the Company the third and fourth quarters of 2003, Mr. Luca was president and a director of Executive Wireless Inc. (“EWI”), a Vancouver, British Columbia-based software company providing wireless solutions for mobile professionals by delivering devices, connectivity and applications. In its first commercialization of its technology, EWI has given real estate agents anytime, anywhere access to Multiple Listing Service, tax and other real estate industry information. Along with two other individuals, Mr. Luca founded EWI in the first quarter of 2002. Mr. Luca is still a shareholder of EWI, but he resigned his positions as president and a director of EWI on June 6, 2003 when the company went through a reorganization. Prior to his involvement with EWI, Mr. Luca founded and grew and was the sole administrator (i.e. officer and director) of LGL IMPEX Ltd. (“LGL”), a Romanian software development company. Mr. Luca founded LGL in the first quarter third quarter of 1999 and sold it in the third quarter of 2001.

Mr. Luca graduated in 1996 with a B.A. (Bus. Admin.) from the Romanian-American University (a joint venture program between James Madison University of Virginia and the New York Academy of Sciences) in Bucharest, Romania. Mr. Luca also graduated in 1997 with a B.A. (Bus. Admin., specialization in macroeconomics and management) from the Academy of Economic Studies in Bucharest, Romania.

R. Michael Stunden – Age 49. Mr. Stunden is secretary, chief financial officer and a director of PRI. In his capacity as secretary and chief financial officer, Mr. Stunden is responsible for all financial, legal and regulatory matters concerning the Company. His current term as a director of PRI commenced on

November 4, 2003 and runs until the next annual meeting of the stockholders unless earlier terminated. Mr. Stunden’s business experience during the past five years has consisted of his Company-related business activities and developing, owning and leasing residential real estate in Vancouver, British Columbia, Canada. In addition to his involvement with the Company as an officer and director, Mr. Stunden is an attorney. He has practised law in Alberta and British Columbia, Canada continuously for approximately 18 years. Over the past five years, Mr. Stunden’s preferred areas of practice have been corporate, commercial and securities law.

Mr. Stunden holds a Bachelor of Arts degree from Queen’s University and a Bachelor of Laws degree from University of Windsor. He is currently a member of the Law Society of British Columbia.

Role and Responsibilities of the Board

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by the Revised Statutes of Nevada and in accordance with the requirements of the Revised Statutes of Nevada. The Board of Directors holds regular meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

The Board of Directors considers good corporate governance to be important to the effective operations of PRI. Our directors are elected at the annual meeting of the stockholders and serve until their successors are elected or appointed.  Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

We presently do not pay our directors or executive officers any salary or consulting fees and do not anticipate paying them any compensation during the next 12 months in their capacities as directors and officers.

There are no family relationships among directors or executive officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2004 by (i) each person (including any group) who is known by us to beneficially own more than 5% of any class of the voting securities of PRI; (ii) each of our directors, and (iii) officers and directors as a group.

Each common share entitles the holder thereof to one vote in respect of any matters that may properly come before our stockholders. To the best of our knowledge, there exist no arrangements that could cause a change in voting control of PRI. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address Of Owner	Relationship to Company	Shares Beneficially Owned	Percent Owned (1)
Common Stock	L. Gabriel Luca Str. Revolutiei din 22 Decembrie 1989, Nr. 16, Bl. L10, Apt. 11, Constanta, Judetul Constanta, Romania	Director, 5% Shareholder and President	6,000,000	31.06%
Common Stock	R. Michael Stunden 2490 W. 2nd Ave., Suite 404 Vancouver, B.C. V6K 1J6	Director, 5% Shareholder and Secretary, Treasurer and Chief Financial Officer	8,000,000	41.42%
Common Stock	All directors and executive officers as a group (two individuals)		14,000,000	72.48%

(1)

The percent ownership of class is based on 19,315,000 shares of common stock issued and outstanding as of December 31, 2004.

Under the rules of the Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DESCRIPTION OF SECURITIES

General Provisions of Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share. As of December 31, 2004 there were 19,315,000 shares of our common stock issued and outstanding that were held by 47 stockholders of record.

All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. Upon liquidation, dissolution or winding up of PRI, the holders of common stock are entitled to share, based on their percentage holdings, in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Dividend Policy

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors. We have not paid any dividends, cash or otherwise, on our common stock and do not anticipate paying any dividends on such stock in the foreseeable future.

In the event of a merger or consolidation, the holders of common stock will be entitled to receive the same per share consideration.

Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada corporation by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in PRI or any of its subsidiaries.  Nor was any such person connected with PRI or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary R. Henrie, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Miller and McCollom, Independent Registered  Public Accounting Firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Miller and McCollom has presented their report with respect to our audited financial statements. The report of Miller and McCollum is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

DESCRIPTION OF BUSINESS

General

PRI was incorporated in Nevada on June 11, 2003, under the name Poseidon Casinos Inc., but changed its name to Project Romania Inc. by filing Articles of Amendment with the Nevada Secretary of State effective October 30, 2003.

Our fiscal year end is August 31.

PRI acquired 100% of the issued and outstanding shares of Galaxy Telnet S.R.L. (“Galaxy Telnet”) a company incorporated under the laws of Romania, on August 15, 2003 under a stock exchange agreement (the “Stock Exchange Agreement”) between PRI and Galaxy Telnet dated as of October 31, 2003. Before the stock exchange transaction, L. Gabriel Luca, a Romanian-born, Canadian-resident entrepreneur, was the sole shareholder of Galaxy Telnet. On the closing date of the stock exchange transaction, Mr. Luca was also the sole director and officer of PRI. PRI issued 6,000,000 shares of its common stock to Mr. Luca in exchange for his shares in Galaxy Telnet. Mr. Luca’s shares in Galaxy Telnet represented all the issued and outstanding shares of the common stock of Galaxy Telnet on the closing date of the share exchange transaction.

We are a holding company without any assets other than the shares we hold in Galaxy Telnet. Our core business operations consist of the Voice Over Internet Protocol (“VoIP”) business operations of Galaxy Telnet, our wholly owned operating subsidiary. All our revenues are derived from the operations of Galaxy Telnet.

Before the acquisition of Galaxy Telnet, we did not conduct business.

Our business operations take place solely within Romania, a country located in Southeastern Europe, bordering the Black Sea, between Bulgaria and Ukraine, with a landmass slightly smaller than Oregon. Romania is situated in the Eastern European time zone, i.e. GMT+2 hours.

Bucharest is the capital of Romania, and the administrative and commercial center of the country, with a population over 2 million. The total population of Romania is approximately 22.5 million.

Romania became an associate member of the European Union (“EU”) in 1993. At its Helsinki Summit in December 1999, the EU invited Romania to formally begin accession negotiations. Romania's targeted date for EU accession is 2007. As of December 8, 2004, Romania had provisionally closed all 30 EU accession chapters.

Romania signed the NATO Partnership for Peace program in 1994 and became a formal member of NATO on March 30, 2004.

Since December 1989, Romania has actively pursued a policy of strengthening relations with the West in general, more specifically with the U.S. and the EU. Romania was a helpful partner to the allied forces during the first Gulf war, particularly during its service as president of the UN Security Council. Romania has been active in peacekeeping operations in Afghanistan, UNAVEM in Angola, IFOR/SFOR in Bosnia, and in Albania. Romania also offered important logistical support to allied military operations in Iraq in 2003 and, after the cessation of organized hostilities, has been participating in security and reconstruction activities. Romania is a member of the Organization for Security and Cooperation in Europe, which it chaired in 2001.

Romania enjoyed an estimated real growth rate (GDP) of 4.9% in 2004 (2004 World Factbook, prepared by the Central Intelligence Agency for US Government officials).

Galaxy Telnet was created to concentrate on the continuous market introduction of emerging communication innovations in Romania. Its current focus is the introduction of Internet telephony solutions to the local and long distance telecommunications market in Romania.

Internet telephony (also known as, "Voice over Packet," "Voice over Internet Protocol" or "VoIP") is a category of hardware and software that enables people to use the Internet as the transmission medium for telephone calls. It is comprised of several interconnected processes that convert a standard phone voice signal in analog format into a stream of data packets on a data packet or digital network and back again. VoIP allows the human voice to travel simultaneously over a single data packet network line with both fax information and modem data.VoIP provides rich benefits for all levels of suppliers and end users, from networking equipment manufacturers who are providing next-generation equipment to service providers, who can now market new services to end users in businesses and homes. We are one such service provider.

While our technology focus is broader than just voice solutions, we are focusing on the VoIP telephony market for the near term as we believe there is a clear market for this specific service in Romania. We wish to build a name for ourselves in the VoIP telephony market as a means of leveraging ourselves into the larger IP communications solutions market in Romania.

Principal Products and Services

We currently specialize in the integration of VoIP technologies and the marketing of the services enabled through those technologies. Our trained and specialized staff can assess the requirements of telecommunications consumers and help with the adoption of the appropriate VoIP telephony strategy and architecture.

Our VoIP solutions portfolio is currently limited to the IP product and software technologies of Galaxy Telecom of Vancouver, British Columbia. Galaxy Telecom’s products and software are offered as part of a turnkey deployment of basic and enhanced voice services over a managed IP network. “IP” stands for Internet protocol, the language used by most data networks.

Our contractual relationship with Galaxy Telecom is governed by a supply contract between Galaxy Telecom and Galaxy Telnet dated effective June 1, 2004, as amended from time to time (the “Reseller Agreement”). The material terms of the Reseller Agreement are as follows:

1.

effective date is June 1, 2004;

2.

two-year term that renews automatically for consecutive one-year terms;

3.

Galaxy Telnet cannot be excluded from resale activities in Romania;

4.

Galaxy Telnet must purchase Galaxy Telecom products and services at the prices and on the terms set forth in the Agreement and any amendments to the Agreement;

5.

Galaxy Telnet may set retail prices for its subscribers for Galaxy Telecom products and services in its sole discretion;

6.

Galaxy Telnet shall promote, market and sell Galaxy Telecom products and services and shall use its best efforts in doing; and

7.

Galaxy Telnet is required to maintain a customer support desk functioning as the initial response for any direct subscriber inquiries. Galaxy Telecom agrees to provide technical support for technical inquiries related to Galaxy Telecom products and services that could not be resolved by Galaxy Telnet’s front-line customer support personnel

A copy of the Reseller Agreement is attached as Exhibit 10.5.

None of the officers, directors or shareholders of PRI or Galaxy Telnet has any contractual or other relationship, formal or informal, with Galaxy Telecom.

All our product sales to date have been of the Galaxy Telecom i-box Broadband. The i-box Broadband is a “gateway” product that converts the standard circuit-switched analog signal from a telephone or office PBX into digital data that can be sent over a packet-switched, IP-based data network. This small (roughly the size of a pocket novel) 'plug and play' AC power device and related technology enables the broadband subscriber to communicate locally or around the globe with an existing touch-tone telephone or office PBX, without the need for a computer. It is compatible with any high-speed broadband Internet access.

The i-box Broadband and related gateway and network service offers the following features:

-

unlimited calling between i-box Broadband subscribers inside and outside Romania, without any per minute charges;

-

low long distance calling charges for calls to non-subscribers;

-

works with existing analog telephone or business PBX, without the need for a PC;

-

excellent (business grade) sound quality using state of the art voice compression;

-

access to advanced features, such as voice mail;

-

always on connectivity;

-

real time long distance usage and billing information via an on-line customer portal;

-

a secondary line;

-

easy user self-activation through a Web-based Configuration Wizard; and

-

advanced voice compression techniques ensures that the subscriber’s Internet bandwidth remains optimal and that the subscriber notices no difference in download or upload speeds.

A subscriber of our service may call another subscriber of our service, inside or outside Romania, and not incur any per minute charges for the call. If the subscriber’s call is to a non-subscriber, the price of the call varies with the termination point and also with whether the call terminates via a landline or wireless connection. Generally speaking, the per minute price for calls within Romania, both for landline and wireless terminations, is more expensive than the prices offered by other Romanian telecommunications service providers. For international long distance calling, however, our prices to the subscriber are significantly lower than the competition. The international long distance prices offered by Romtelecom represent a fair comparison point, as the long distance telecommunications market in Romania was deregulated in January 2003 and Romtelecom, the incumbent monopoly service provider, has lowered its prices, presumably  to be competitive with other international long distance service providers. We set out below a comparison between a sampling of Romtelecom and Galaxy Telnet international long distance rates. The Romtelecom rates are taken from the Romtelecom published tariffs on the Romtelecom website, effective April 27, 2005.

Termination Point	Romtelecom (USD/min.)		Galaxy Telnet (USD/min.)
	8 am - 10 pm (peak)	10 pm - 8 am (off peak)	8 am - 10 pm (peak)	10 pm - 8 am (off peak)
Israel	0.29	0.22	0.06*	0.06*
Jamaica	0.65	0.65	0.120	0.120
Hungary	0.29	0.22	0.070	0.070
Columbia	0.48	0.48	0.20*	0.20*
Mexico	0.48	0.48	0.08*	0.08*
Hong Kong	0.48	0.48	0.036	0.036
Finland	0.32	0.26	0.056	0.056

* most expensive termination point of various termination points in country

Our VoIP offering does not replace the subscriber’s existing phone service – it is an enhancement. It allows the subscriber to choose between two services - for international long distance the subscriber would use his i-box Broadband; and for local calls, domestic long distance and 911 services, the subscriber would use his existing telephone service.

Basic VoIP connectivity includes VoIP caller ID, call waiting and voicemail. Enhanced voicemail (including call forwarding, do not disturb, speed dial, call logs, profile management and greeting management) is available for an additional fee.

We intend to use our existing operations as a platform from which to pursue new opportunities. We plan to broaden our service offerings, through innovative technologies and expanding our presence in Central and Eastern Europe, to become an important player on the wholesale and retail VoIP market. Until this is done, we will focus on the retail VoIP business, by selling i-box Broadband products and services to residential and small to medium sized commercial clients.

Managed IP Network

The i-box Broadband alone is simply a gateway device. For it to be effective as a communications tool, it must be tied to an IP network that allows for the routing of packet data. We do not own an IP network. We currently provide our subscribers access to the Galaxy Telecom managed IP network as part of their monthly service fee.

Galaxy Telecom operates a global telecommunications network using the Session Initiated Protocol (“SIP”) standard consisting of international and domestic switches and related peripheral equipment, carrier-grade routers and switches for Internet and data services. To ensure high-quality communications services, the Galaxy Telecom network employs digital switching and is supported by comprehensive network monitoring and technical support services. The Galaxy Telecom fully deployed global network consists of the following:

-

a global backbone connecting Galaxy Telecom’s international gateway switches, each of which is connected to Galaxy Telecom’s domestic and international network as well as those of other carriers in each particular market;

-

a domestic long distance network presence within certain countries;

-

a combination of owned and leased transmission facilities, resale arrangements and foreign carrier agreements; and

-

IP switches and IP routers in select markets around the world, which are connected to points-of-presence (“POP” singular and “POPs” plural), as well as Internet peering/transit points with other carriers. This network also allows Galaxy Telecom to provide VOIP on a global basis.

Our management feels Galaxy Telecom's digital network is more cost effective than the public switched telephone network (“PSTN”) due to:

-

the avoidance of international settlement rates of as much as $0.50 per call when voice calls are routed from one country to another over traditional, analog circuit switches;

-

lower infrastructure costs for equipment that uses far less space and requires less maintenance; and

-

the economic benefits of voice compression and packet switching that are only available with digital technology.

Global Termination

Galaxy Telecom has extensive worldwide coverage to the PSTN through strategic alliances with various carriers. This allows Galaxy Telecom to offer carrier grade off-net termination services (i.e. VoIP subscriber calling a traditional telco customer) to Galaxy Telecom/partner customers at the most competitive rates.

Network Scalability

Galaxy Telecom designed the network architecture to accommodate scalability, load spikes and fail-over redundancy. The network can be scaled for regional demand increases by adding computing hardware into Galaxy Telecom’s POPs. Geographic demand shifts can be accommodated by replicating these access points globally as necessary depending on the load of the system and quality of data services in each area. Galaxy Telecom’s architecture is designed around the deployment of "Continental Operations Centers” and "Regional Operations Centers” that serve as global route points.

Continental Operations Centers

The Continental Operations Centers route traffic between continents are placed directly on top of major fiber optic transmission points around the world and connect to multiple first class voice and data carriers. These also contain fully replicated accounting and authentication data, plus enhanced application services such as voice mail, unified messaging and conferencing platforms.

Regional Operations Centers

The Regional Operations Centers perform country or regional amalgamation of voice traffic, and act as voice/data proxy points to collect and redirect voice traffic from the regions of the Galaxy Telecom network directly into Galaxy Telecom’s Continental Operations Center network. These perform regional IP PBX features, handle direct communication with the subscriber Voice Gateway equipment, and perform the actual authentication/CDR collection services as well working closely with the Continental Nodes above them.

Product and Network Protocol

We have chosen and intend to focus on products and networks that employ the SIP standard. SIP is an open source, non-proprietary standard, modeled after HTTP that seamlessly integrates with the Internet. Because of its ease of integration and its ability to inter-operate with other protocols and service vendors, SIP is the foundation for our flexible and scalable VoIP solutions. SIP allows VoIP telephony companies like PRI to provide enhanced voice services to high-speed Internet users.

Future Product and Service Offerings

We are not restricted by our relationship with Galaxy Telecom from selling other supplier’s VoIP products and software. Going forward, we intend to offer IP telephony converged voice and data products from various suppliers that will offer businesses and telecommunications service providers a feature-rich alternative to traditional telecom services, delivering greater productivity and cost-savings.

Technical Support/Customer Service

We provide front-line troubleshooting and customer support (referred to by Galaxy Telecom as “Tier 1 support”) via e-mail and telephone. Support respecting any technical issues that cannot be resolved by a front line customer service representative (referred to by Galaxy Telcom as “Tier 2 support”) is provided to us by Galaxy Telecom via e-mail and telephone. The support provided by both Galaxy Telnet and Galaxy Telecom is provided as part of the monthly per i-box service fee payable by subscribers and no additional fees are charged.

Distribution Methods - Inventory

We do not inventory product. Upon receiving a reasonable number of purchase orders from potential subscribers, we order product. The product is shipped directly to Romania and one of our representatives attends at the subscriber’s site to assist in product installation and activation.

We distribute through sales agents employed by us.

Competitive business conditions and our competitive position in the industry and methods of competition

The international telecommunications industry is highly competitive and significantly affected by regulatory changes, marketing and pricing decisions of the larger industry participants and the introduction of new services made possible by technological advances. We believe that local and long distance service providers compete on the basis of price, customer service, product quality and breadth of services offered. In Romania, we have numerous potential competitors including wireline and cable competitors. We believe that as the Romanian telecommunications markets continue to deregulate, competition in the VoIP solutions market will increase.

Prices for long distance and international long distance voice calls in Romania have begun to decline since January 1, 2003 and are likely to continue to decrease. In addition, many of our competitors are significantly larger, have substantially greater financial, technical and marketing resources and larger networks.

The Romanian communications market is highly competitive and is dominated by a few established carriers whose marketing and pricing decisions have a significant impact on the other industry participants, including us. In residential markets, we compete primarily with the incumbent telecommunication company, Romtelecom.

We price our products competitively and provide technically advantageous solutions with increased functionality for customers. Product differentiation is based on technology and first-to-market strategy, but the price factor is still a decisive issue. In particular with respect to the international long distance telecommunications market, we have a marked price advantage over our competitors and we feel this is our chief means of competing with our competitors.

Sources and availability of raw materials and the names of principal suppliers

The principal raw materials used in the production of our products are mostly standard electronic, plastic and hardware components. Our principal supplier is Galaxy Telecom, but all equipment used by us is readily available from major telecommunications equipment suppliers such as Cisco, Sun Microsystems and Nortel. We have chosen Galaxy Telecom as our supplier because of what we consider to be the superior functionality and price point of its products. As well, the Galaxy Telecom products and software are offered as part of a turnkey deployment of basic and enhanced voice services over a managed IP network.

We have identified competing managed IP networks with international scope within Romania (e.g. RomTelecom (www.romtelecom.ro), Astral Telecom (www.astral.ro) and Atlas Telecom (www.atlastelecom.com) that could support (i.e. acquire) our subscriber base if Galaxy Telecom were to become unable to support network services going forward. Software to operate such networks is commercially available from software suppliers and equipment suppliers. We feel all the major network players in Romania would be interested in supporting our subscribers at competitive pricing as this would add to their revenue base.

Dependence on one or a few major customers

We do not rely on one or a few major customers. Romania has a population of approximately 22.5 million people. There are many small to medium-sized businesses and residences throughout the country that could benefit from our product and service offerings.

Revenue Model

From inception through the end of fiscal 2004, we earned revenues through the sale of VoIP packages which included the plug and play device and connectivity to a managed worldwide IP network for a one-year term.

Going forward, while we may continue to sell one-year VoIP packages, we expect to earn revenues through the following channels:

1.

charge for sale of the iBox;

2.

charge for configuration and activation of the iBox;

3.

monthly service fee; and

4.

monthly long distance per minute service charges.

Industry Information

We operate in the telecommunications industry in Romania. Industry players include calling card companies and fixed line and mobile telephone companies. The telecommunications industry in Romania has been deregulated since January 1, 2003 resulting in the entrance of many new players into the telecommunications marketplace.

Proprietary Technology

We use commercially available, non-proprietary technology. We have trade secret methods of conducting business that we protect with confidentiality agreements with all our employees.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration.

Domain Names

We own the domain names www.galaxytelnet.ro and www.galaxytelnet.com.  One of our directors, L. Gabriel Luca, owns the following domain names: www.projectromania.ro and www.projectromania.com and has licensed their use to PRI at no cost.

The website www.galaxytelnet.com has been built and is operational. The other websites are not functional. We do not have any estimate of when information will be available on these websites.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Effect of existing or probable governmental regulations on the business

Existing Regulations

In 2002 the old Romanian Telecommunication Law was replaced by The Emergency Government Ordinance 79/2002 (the “Ordinance”) and the 591/2002 Law regarding The General Regulatory Framework in Communication (the “New Telecommunications Law”). This new framework has been complemented by other regulations regarding, among other things, access and interconnection, data protection, numbering and significant market power designation and obligations. The new legislation provides for the creation of the National Agency for Communications Regulation (“ANRC”), whose primary role is to act as a regulatory authority implementing national policies in the field of electronic communications and postal services.

Under the Ordinance, direct suppliers of networks and electronic communications (e.g. wireless and wire line carriers) are required to be licensed. Resellers like Galaxy Telnet are simply required to notify ANRC in writing seven days before commencing their activities. We have provided the prescribed notice. Other than that the requirement to provide notification of activities, we do not fall under any other provision in the Ordinance or New Telecommunications Law that calls for a specific approval or license.

Proposed regulations

There can be no assurance that future regulatory, judicial and legislative changes will not have a material adverse effect on us, that domestic or international regulators or third parties will not raise material issues with regard to our compliance or noncompliance with applicable regulations or that regulatory activities will not have a material adverse effect on us.

Amount spent on research & development activities

We have not spent any money on research & development activities since our inception and have not budgeted for the expenditure of money on research & development activities in the near term.

Costs and effects of compliance with environmental laws

We are subject to certain local, regional, national and foreign laws and regulations governing environmental protection. Such laws and regulations impose strict requirements for the use, management and disposal of hazardous substances. We believe that we are in substantial compliance with existing environmental laws and regulations and do not expect the costs of complying with environmental laws to have a material impact on our capital expenditures, earnings or competitive position in the foreseeable future.

Number of total employees and number of full time employees

We have a staff of four persons, including L. Gabriel Luca as general manager of operations. Consultant Ioana Radu provides accounting services. Consultant Alexandru Thomae provides technical support as required.

The employees are not represented by a collective bargaining agreement and we consider our relationship with our employees to be good.

We do not believe that we will have difficulty in hiring and retaining qualified individuals in the field of Internet telephony, although the market for skilled technical personnel is highly competitive.

Management & Employees

Our senior management team has proven experience in managing opportunities available to companies exploiting technologies in emerging markets and our technical team is proficient in VoIP telecommunications technologies.

The Market for our Products and Services

The market for our products and services is commercial and residential local and long distance telecommunications consumers in Romania. We also intend to target hotel chains, ISPs and cable operators.

We believe that several factors make Romania attractive for VoIP telephony services, either as a complement to or substitute for traditional fixed-line services:

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Fixed line service provider international long distance rates are relatively expensive. We set out below a table of comparison rates between Romtelecom fixed network termination rates for international long distance calls (taken from the Romtelecom published tariffs on the Romtelecom website, effective April 27, 2005) and our rates for international long distance calls. From the rate comparisons, it is apparent that Galaxy Telnet provides significant cost savings in comparison to Romtelecom.

Termination Point	Romtelecom (USD/min.)		Galaxy Telnet (USD/min.)
	8 am - 10 pm (peak)	10 pm - 8 am (off peak)	8 am - 10 pm (peak)	10 pm - 8 am (off peak)
Israel	0.29	0.22	0.06*	0.06*
Jamaica	0.65	0.65	0.120	0.120
Hungary	0.29	0.22	0.070	0.070
Columbia	0.48	0.48	0.20*	0.20*
Mexico	0.48	0.48	0.08*	0.08*
Hong Kong	0.48	0.48	0.036	0.036
Finland	0.32	0.26	0.056	0.056

* most expensive termination point of various termination points in country

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Waiting lists for the installation of fixed-line phones can be relatively lengthy. The estimated wait time for a fixed line connection with Romtelecom, based on information provided by Romtelecom on its website, is between two and four months, depending on the location and number of new line requirements. While Romtelecom is no longer the monopoly fixed-line telephone service provider in Romania, it still enjoys a market share of 98% (according to a report in the Southeast European Times on April 4, 2005) and therefore is a valid comparison point when discussing wait times for a new residential or commercial fixed line connection.  Subject to the purchase of inventory, which can be accomplished within days, we can provide our service to a new subscriber without any waiting period.

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Within Romania, fixed line and wireless calls are subject to per-minute charges. Subject to the monthly service fee paid by subscribers or our service, subscribers of our service may phone other subscribers of our service without incurring per-minute charges.

The telecommunication market deregulation that became effective on January 1, 2003 in Romania (in addition to liberalization in other markets, such as cellular mobile telephony, data transmission, the provision of Internet services, cable television and satellite networks) has caused the entrance of new players in the Romanian telecommunications industry such as RDSTel and Astral Telecom. Management believes new technology and data networks will be used by these new players to capture a share of international, fixed and fixed-wireless voice revenues, mostly from the business segment of the market. Thus, our revenue market share may be adversely affected by this increased competition. In addition, deregulation may result in increased pressure on pricing and profit margins for some revenue streams. Expanding our services portfolio will allow us to protect our revenue and exploit other areas of communication connectivity such as international incoming calls.

Our services are priced to be competitive with the fixed line services of Romtelecom (www.romtelecom.ro), the (incumbent) national fixed line phone company and other fixed line companies, such as RDSTel (www.rdstel.ro) and Astral Telecom (www.astral.ro) and companies offering international long distance calling via calling cards.

Marketing Opportunities

Small Office and Home Owners Market

Our product offering is ideally tailored to the residential, small home office, or medium sized business subscriber who needs a lower cost alternative for long-distance calling.

Multi-Office Enterprises

Within Romania, fixed-line and wireless phone calls are subject to per-minute charges. Therefore, multi-office enterprises necessarily incur telecommunication costs simply by virtue of inter-company phone calls. Our VoIP offering can reduce these telecommunication costs.

It is a feature of our service that i-box to i-box phone calls do not attract per-minute charges. Therefore, a multi-office enterprise could utilize our i-boxes to call from office to office without incurring per-minute charges. Its only cost would be the monthly service fee (aggregated over the number of enterprise i-boxes) plus any charges for calls to non-subscribers of our service. Depending on the overall inter-office call volume, the use of our service could result in significant telecommunications cost savings for the enterprise.

In particular, multi-office enterprises that have made significant investments in IP-based data network infrastructure in order to effectively deliver information and application services to users across the enterprise should be able to benefit from our offering. These IP networks typically have sufficient spare capacity to handle some volume of voice traffic. By voice-enabling these networks, multi-office enterprises with IP networks can reduce or even eliminate the cost of inter-office calls. They can also substantially reduce their international long distance costs by carrying voice traffic over their existing data networks and Galaxy Telecom’s managed IP network – bypassing their long-distance carriers and realizing additional savings.

While the savings opportunity offered by VoIP technology should be attractive to companies with multiple, geographically dispersed locations, several factors may inhibit their implementation of the technology. The factors include the following:

Concerns about the reliability and quality of voice service over the IP network

Conventional voice communications offer excellent, consistent quality and reliability. Business and technical managers may avoid doing anything, however, that would jeopardize the level of service that users have learned to take for granted.

Concerns about infrastructure disruption

If multiple-office enterprises have made significant investments in both their PBX/voice and router/data infrastructure, they may not want to have to overhaul that infrastructure to gain the benefits of VoIP. To be practical, VoIP solutions must therefore preserve voice quality, offer simplicity of installation and management, and be non-disruptive to existing voice and data infrastructure.

The solution: free calls between offices; decreased international long-distance costs

Our network and hardware solutions uniquely enable companies with multiple office locations to seize the cost savings opportunities presented by VoIP technology without compromising voice quality, disrupting existing infrastructure, or making the administration of communications infrastructure unacceptably complex. When staff call between offices within their organization, the system automatically routes the calls directly to that location, never touching the local telephone company’s lines in either location. Inter-office calls can therefore be made without incurring any per minute charges, resulting in cost savings for businesses that pay per minute charges with their current fixed line or mobile phone services. The functionality is setup between all corporate locations thus creating a calling network between each location without per minute charges. This solution is also entirely transparent to the staff and customers in terms of usability and call quality. They do not have to change their dialing habits and will not notice any difference in voice quality.

Our VoIP solutions also provide the technology that allows callers’ international long distance calls to be carried to the appropriate destination and terminated in the appropriate country at significant cost savings to the business enterprise though Galaxy Telecom’s global IP network.

Reduced trunking requirements

By using existing IP WAN capacity and/or the Internet itself to handle voice traffic, global enterprises can significantly reduce their trunking requirements (i.e. the number of available telephone lines purchased from their local telephone company) – thereby reducing voice infrastructure costs. In particular, they no longer have to “over-provision” trunks to handle intermittent peak traffic levels, since such traffic can be easily and automatically routed over IP links. This single feature alone can save a medium-sized business thousands of dollars per year.

Great call quality

The Galaxy Telecom network is specifically designed to carry VoIP voice calls and is engineered to enhance call qualities between cities around the world. During these calls, the network is working to ensure that the calls placed are routed in the most efficient manner and that the call quality is as good as possible given the data conditions that may occur in each country.

Non-disruptive implementation

The Galaxy Telecom network architecture and voice solutions allow it to be easily installed in line with existing PBX trunks to the PSTN. The Galaxy Telecom integrated call routing functions identify which calls are to be routed to the Galaxy Telecom global network, or directly to another Enterprise Office Data network. These solutions are thus transparent to the PBX and totally non-disruptive to existing voice and data infrastructure.

Conclusion

Romanian fixed line and mobile phone companies charge for local calls, as well as domestic and international long distance calls. As a result, many businesses in Romania with one or more branch offices incur not insignificant telecommunications expenses simply as a result of telephone communications between branch offices. By employing our VoIP service, branch offices enjoy i-box to i-box calling without any per minute charges for the call. There is a compelling business case for businesses with branch offices to employ our service for branch-to-branch calls.

Residential Market

Our residential sales and marketing strategy targets residential customers who generate high international long distance traffic volumes. We believe that such customers are attracted to us because of competitive pricing as compared to other carriers.

Strategic Opportunities

In addition to building progressive residential and enterprise sales in Romania, we have implemented strategic efforts to accelerate growth by closing large hotel chain and cable company customer sales opportunities.

Hotels

There is a compelling business case for hotels in Romania to offer our VoIP service in replacement of circuit-switched services now offered to their guests. As with the North American hotel industry, hotel guests in Romania pay a fee to the hotel for any local, long distance and international long distance calls placed from the hotel room, which results in the cost of any given call to the consumer being greater than the cost to the consumer or his enterprise of a call placed using the consumer’s corporate or personal calling plan. We feel that hotels with high-speed connections in their guests’ rooms could install our VoIP device (with the relatively small capital investment represented by the purchase and activation of sufficient iBoxs at a unit cost of approximately $120) and reduce the cost to hotel guests of telephone calls from rooms. We feel this would lead to an increase in telephone charge revenues to the hotel through increased call traffic.

Cable Companies

We feel cable multiple system operators (MSOs) in Romania can gain competitive advantages by offering bundled services to their existing customers. The more services a busy customer can get from one company, the more appealing that company will be to the customer. VoIP provides an attractive option for cable and other broadband operators to generate additional revenues by entering the voice services business. Using VoIP technologies, broadband operators can offer cost-effective second line telephone service with the rich set of enhanced features customers want – and are willing to pay for.

With traditional circuit-switched telephone networks, installing a second line means actually running a second physical line to the subscriber’s home or office and provisioning it with the desired features. By using VoIP over an existing cable network, cable providers cut the cost of installation and maximize features. Because many cable MSOs have already invested in two-way hybrid fibre-cable plant needed to carry cable TV and high-speed data, adding voice services lets the MSOs generate additional revenue from selling telephony to existing data customers, and from enticing new customers by bundling voice services with Internet access or other desirable offerings.

We intend to aggressively market our products and VoIP architecture expertise to Romanian cable companies with the intent of forming joint venture or other business combinations.

Sales Channels

We market or intend to market our products and services through the following sales channels:

Sales Agents. We employ sales agents who focus on residential and business customers with substantial local and international long distance traffic. The sales agents are compensated with a base salary and commissions based on revenues.

Internet Advertising. We have advertised our products and services on the World Wide Web and may continue to do so, from time to time, depending on results and costs.

Media and Direct Mail. We intend to use a variety of print, television and radio advertising to increase name recognition and generate new customers. We intend to reach ethnic residential customers by print advertising campaigns in ethnic newspapers, and by advertising on select radio and television programs.

Future Capital Requirements

We expect to have moderate future capital requirements in the near term. We intend to finance such future capital requirements from cash flow from operating activities, borrowing under existing and further sought after credit facilities, non-controlling stockholders’ funding under share subscriptions and shareholder loans from controlling stockholders.

We are a holding company with no material business operations, sources of income or operating assets of our own other than the shares of our subsidiary Galaxy Telnet.

Our cash flow and, consequently, our ability to meet any debt service obligations are dependent upon the payment of funds by our subsidiary in the form of loans, dividends, advances or otherwise.

Management Information and Billing Systems

Billing is governed by the nature of the subscriber’s service package. Our billing and customer care systems are fully convergent. The integration of billing data and customer service information in a single system provides our staff with a comprehensive view of our subscribers’ accounts.

For our billing requirements, we  have developed a billing system that is part of a backend customer interface software application residing on the server hosting our website. The billing system is an “always on” (i.e. independent of the website’s operation) internal management tool that converts Galaxy Telecom’s electronic billing details to us (including number, duration and destination of calls per i-box plus sub-totaled and aggregate charges to us) into billing details in the Romanian language. The billing details generated by our billing system also provide our accounting staff with the total monthly amount owing by each subscriber after our markup, with the appropriate currency conversions. With the information derived from the billing details, we prepare monthly paper invoices in the Romanian language for issuance to each subscriber.  Subscribers have the option of receiving both the invoice and billing details. To date, none of our subscribers have asked for billing details in addition to their monthly invoices.

The backend customer interface software application also provides account information (e.g. monthly charges, payments made, outstanding balance, call history and call costs) for subscribers via our website. This function relies on our website being operational.

Due to current banking restrictions in Romania, we cannot offer our subscribers the option of making electronic payments using our website. Our subscribers currently pay using either a bank-to-bank money transfer (for corporate subscribers only) or cash.

We believe that our financial reporting and billing systems are generally adequate to meet our needs in the near term. As we continue to grow, we will need to invest additional capital to purchase hardware and software, license more specialized software and increase our capacity.

Training & Product Support

We supply the necessary brochures, manuals and training tools to our subscribers.  We also provide to our employees the necessary training to handle the selling and service duties.

Service & Product Warranty

The i-box Broadband supplier offers a limited one-year warranty from date of activation of the device. The warranty specifically excludes all liabilities for "special, incidental, direct, indirect, or consequential damages or expenses whatsoever" arising from the functioning or use, or inability to use, the product. The warranty is void if the product has been improperly installed, subjected to abuse or negligence, or tampered with.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with the information set forth in the Company’s audited financial statements for the years ended August 31, 2004 and August 31, 2003 and unaudited financial statements for the nine-month periods ended May 31, 2005 and May 31, 2004.

We are a start-up operation selling relatively new technology to an emerging market. We have received a going concern opinion from our auditors because we have not generated sufficient revenues since our inception to cover our expenses and are therefore sustaining losses. During our first fiscal year ended August 31, 2003, we incurred a net loss of $(467), which resulted in an accumulated deficit of $(467). During our second fiscal year ended August 31, 2004, our first full year of operations, we had sales of $16,386 and incurred a net loss of $(39,413). This resulted in a total accumulated deficit of $(39,880) as at August 31, 2004.

From the date of our incorporation on June 11, 2003 to the date of this prospectus, we have been a development stage company and have generated revenues. Our operating activities during this period have consisted primarily of prospecting new clients, closing sales, and developing the infrastructure required to support delivery of our products and services.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles.  We have expensed all development costs related to our establishment.

Results of Operations for the Years Ended August 31, 2004 and August 31, 2003

Our operating expenses are classified into six categories:

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Cost of Goods Sold

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Salaries & Related Taxes

-

Professional & Consultant Fees

-

Administrative Expenses

-

Sales & Marketing Expenses

-

Advertising Expenses

Cost of Goods Sold. Cost of Goods Sold, comprised of the wholesale cost of iBoxes and service contracts sold, were $9,398 for fiscal 2004 compared to nil for fiscal 2003. Pursuant to our supply agreement with Galaxy Telecom, the “wholesale cost of … service contracts” is comprised of a fixed price of $5.95 per activated iBox per month. Galaxy Telecom does not receive a percentage of each service contract.

The material terms of our service contracts with our subscribers are as follows:

The contracts have an initial term of 12 months, automatically renewable for successive 12 months terms unless written notice of termination is given at least 30 days before the end of the initial or any renewed term. Service charges are payable in advance within ten days of issuance of invoice. Invoices are issued monthly. In addition to the monthly invoice, the subscriber is entitled, at his option, to a detailed description of charges, including number of calls, call durations, call destinations and charges applicable to each call. We reserve the right to increase our tariffs upon 30 days written notice in the event of an increase in our supplier’s tariffs, subject to the right of the subscriber to terminate the service contract, at the subscriber’s option, if the subscriber does not accept a rate increase. The subscriber is entitled to the replacement of a malfunctioning i-box within the warranty period, unless the malfunction is caused by the subscriber. The subscriber may not sublease or sell the i-box, break the seals on the i-box or reveal the i-box access code. In the event of the breach of any of these restrictions or non-payment of invoice, we reserve the right to disconnect the subscriber’s i-box from the network.

Our subscribers currently pay a one-time set-up and activation fee of $10 per i-box and a monthly service fee of $10 per i-box. Our subscribers also pay a monthly fee of $20 per i-box for the first six months of the service contract, towards the $120 purchase price of the i-box. Subscribers making local, long distance and international long distance calls to non-subscribers are also billed an extra monthly amount depending on call volume, call duration, call destination and whether calls terminate via wireless or fixed line connections. VAT @ 19% applies to all charges to subscribers.

Salaries & Related Taxes. Salaries & Related Taxes is comprised of wages and payroll taxes paid to and for employees of the Company plus fees and commissions paid to consultants and contracted sales persons. The Company employed two employees during the period September to December, 2003 and three employees during July and August, 2004. These employees were primarily engaged in management, sales and product delivery. In the early stages of our launch, we also employed independent commissioned sales personnel. We also employed staff on a consulting basis during the period January to June, 2004. Other permanent employees include the officers of the Company who did not receive any compensation during fiscal 2003 or fiscal 2004. The two Directors of the Company (who are also the officers of the Company) also did not receive any form of compensation. Salaries & Related Taxes were $5,699 for fiscal 2004 compared to nil for fiscal 2003.

Professional & Consultant Fees. Professional & Consultant Fees, comprised of fees for work performed by accounting, audit & legal professionals and of fees and commissions charged by consultants, were $18,476 for fiscal 2004 compared to nil for fiscal 2003.

Administrative Expenses. Administrative Expenses were $12,623 for fiscal 2004 compared to $412 for fiscal 2003. During fiscal 2004, these expenses were primarily comprised of rent, office supplies, Internet & telecommunication expenses, bank charges and depreciation expenses. During fiscal 2003, these expenses were comprised of Internet & telecommunication expenses, bank fees and depreciation expense.

We opened an office in Bucharest, Romania during fiscal 2004. Rent for this office, which is included in Administrative Expenses, was $2,346 for fiscal 2004. We also opened an office in Vancouver, Canada during fiscal 2004 that was provided free of charge by a director of the Company as an accommodation to the Company. Rent for all offices was nil for fiscal 2003.

Sales & Marketing Expenses. Sales & Marketing Expenses, comprised of costs for business travel and meals, were $7,781 for fiscal 2004 compared to nil for fiscal 2003.

Advertising Expenses. Advertising Expenses, comprised of web site development and maintenance, were $968 for fiscal 2004 compared to nil for fiscal 2003.

Sales were $16,386 for fiscal 2004 compared with nil for fiscal 2003. We attribute this positive result to the efforts of our sales staff and the demand for a low-cost long distance telephone service alternative in Romania. Based on Cost of Goods Sold of $9,398 for fiscal 2004, compared to nil for fiscal 2003, we earned a gross margin of $6,988 for fiscal 2004.

We incurred a net loss of $(38,559) for fiscal 2004 compared with a net loss of $(412) for fiscal 2003. The primary costs during fiscal 2003 and 2004 relate to expenses to set up our corporate structure, pay salaries, professional and consulting fees, the acquisition of equipment, and the development of sales territories.

We expect to see a decrease in the wholesale unit cost we pay for iBoxes and service contracts, as we are able to negotiate volume discounts in the upcoming year. In general, we expect the Cost of Goods Sold expenses will increase parallel with total sales.

In the upcoming year, there may be an increase in the area of professional fees as we continue to formalize our accounting and audit functions. We are also optimistic that our business activities will increase, which will require accounting and auditing procedures over a greater transaction base, resulting in increased accounting fees.  Additionally, as we proceed through the SB-2 process, including becoming a reporting company under the Exchange Act, we project that legal and accounting fees will pose a greater burden.

We estimate that our legal expenses will be approximately $10,000 during fiscal 2005 and that accounting and auditor expenses will be approximately $40,000 during the same period.

We expect both our Administrative Expenses and Sales & Marketing Expenses to increase during the next fiscal year in line with increases in our business activities.

We expect a modest increase in Advertising Expenses for the upcoming fiscal year as we have budgeted for advertising over the Internet.

Results of Operations for the nine-month periods ended May 31, 2005 and May 31, 2004.

Cost of Goods Sold. Cost of Goods Sold were $740 for the nine-month period ending May 31, 2005 compared to $9,240 for the nine-month period ending May 31, 2004. The greater aggregate cost of goods sold in the earlier reporting period is explained by the inclusion of the acquisition cost of iBoxes. The reduced aggregate cost of goods sold in the later reporting period represents connection charges payable to Galaxy Telecom.

Salaries & Related Taxes. Salaries & Related Taxes were $9,172 for the nine-month period ending May 31, 2005 compared to $3,608 for the nine-month period ending May 31, 2004. The increased salaries & related taxes cost for the later reporting period is explained by an increase in staffing levels over the earlier reporting period.

Professional & Consultant Fees. Professional & Consultant Fees were $35,485 for the nine-month period ending May 31, 2005 compared to $3,608 for the nine-month period ending May 31, 2004. The increased professional & consultant fees in the later reporting period is explained by payments to accounting, audit and legal professionals for work related to the preparation of the Form SB-2.

Administrative Expenses. Administrative Expenses were $10,501 for the nine-month period ending May 31, 2005 compared to $8,944 for the nine-month period ending May 31, 2004. The increase in administrative expenses in the later reporting period is primarily due to an increase in rental costs for the Company’s offices.

Sales & Marketing Expenses. Sales & Marketing Expenses were $3,786 for the nine-month period ending May 31, 2005 compared to $3,169 for the nine-month period ending May 31, 2004. The modest increase in sales & marketing expense in the later reporting period is due primarily to the expanded sales & marketing efforts of our sales staff during the later reporting period.

Advertising Expenses. Advertising Expenses were $3,292 for the nine-month period ending May 31, 2005 compared to $966 for the nine-month period ending May 31, 2004. The increase in advertising expenses in the later reporting period versus is related primarily to the cost of an Internet advertising campaign conducted in the later reporting period.

The dollar volume of sales for the nine-month period ending May 31, 2005 compared to the dollar volume of sales for the nine-month period ending May 31, 2004 decreased significantly. Management feels the variance is attributable primarily to the loss of the commission salespersons who engineered all the sales of the Company during the nine-month period ending May 31, 2004. The two individuals left the Company for other employment in mid-December, 2003 and the Company has so far been unable to find sales persons with the same record of success as the original hires.

We incurred a net loss of $(60,202) for the nine-month period ending May 31, 2005 compared with a net loss of $(20,345) for the nine-month period ending May 31, 2004.

Liquidity and Capital Resources

Since its inception, the Company has financed its cash requirements from cash generated from operations, sale of common stock, a bank line of credit and shareholder loans. Uses of funds have included activities to establish our business, acquire equipment, the payment of salaries, rents, sales & marketing expenses and other administrative expenses.

The Company’s principal sources of liquidity as of May 31, 2005, consisted of $6,233 in cash and cash equivalents, a $10,000 bank line of credit and a shareholder loan facility from a director and principal shareholder. Under the bank line of credit, “minimum payments” comprised of interest at the lender’s “prime rate” plus 5% per annum on the outstanding balance plus some portion of the principal balance must be made monthly. Minimum monthly payments are the greater of Cdn $10 and 3% of the outstanding amount. Payments are applied first to interest, next to fees, next to cash advances and finally, to purchases. “Prime rate” means the annual rate of interest the lender announces from time to time as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada. The lender’s current prime rate is 4.25%, resulting in an interest rate of 9.25% per annum. Interest, which accrues daily, is charged on the amount of each purchase, cash advance and check from and including the transaction date. Service fees in the amount of Cdn $15 per month apply to the account. The line of credit is a revolving line without a fixed term or due date.

Under the shareholder loan facility (as more fully particularized in the Loan Agreement attached as Exhibit 10.1, as amended by the Amendment Agreement attached as Exhibit 10.2), loan advances from R. Michael Stunden to or on behalf of PRI, from time to time, bear interest at 5% per annum, calculated and compounded annually, not in advance. PRI is required to repay the outstanding principal and interest at any time after May 1, 2007, on demand. Prepayment of all or a portion of the outstanding principal and interest may be made by PRI at any time without notice, bonus or penalty.

As of April 20, 2005, the amounts outstanding under the bank line of credit and shareholder loan facility were $7,570.32 and $46,519.58 respectively.

Since inception through to and including May 31, 2005, we have raised $42,575 through private placements of our common shares and debt conversion and $20,394 through sales.

Material Events and Uncertainties

Our operating results are difficult to forecast.  Our prospects should be evaluated in light of the risks, expenses and difficulties commonly encountered by comparable early stage companies in rapidly evolving markets.

There can be no assurance that we will successfully address such risks, expenses and difficulties. In addition, even though we have an operational business with revenues, we cannot assure you that our revenues will increase or that we will become profitable in the future.

The Company anticipates that it will continue to operate on a negative cash flow basis for the next 12 months. This will require the Company to continue to raise additional capital or obtain debt financing.  Based on the anticipated cash requirements of the Company over the next 12 months, Mr. Stunden has committed in writing to cover the financial needs of the Company during this period, up to $50,000. A copy of the loan commitment letter dated April 20, 2005 is attached as Exhibit 10.3. Additionally, the Company must be able to continue to develop expanded markets and consumer acceptance of its products.

During the next 12 months, we intend to continue to make efforts to increase the number of iBox and service contract sales.  We believe our strategic business plan will allow us to grow from development stage to profitability over the next 24 months and we will continue to modify our efforts to meet this goal as opportunities arise. At this time we have no intentions to merge or acquire another company.

Through both an expansion of our sales staff and increased marketing efforts in Romania, we hope to generate a greater revenue stream in the next 12 months.

We cannot predict with certainty what level of revenues we can expect over the 12 months, but anticipate that our revenue stream plus loan advances from Mr. Stunden will provide sufficient funds to cover our operating expenses for the next 12 months.

DESCRIPTION OF PROPERTY

We employ a “just-in-time” inventory management system and maintain a zero inventory base.

Galaxy Telnet has a small complement of office equipment, but does not own any other physical property.

For its head office, PRI shares space with a law office located at 2490 West 2nd Avenue, Suite 404, Vancouver, British Columbia, Canada. The office is being provided free of charge by a director as an accommodation to the Company. The office of Galaxy Telnet is located at Aleea Malinului, Nr. 11, Bl. D, Scara C, Apt. 43, Constanta, Judetul Constanta, Romania.

We do not currently maintain any investments in real estate, real estate mortgages or persons primarily engaged in real estate activities, nor do we expect to do so in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTTERS

Market Information

There is presently no public market for our common stock.  However, we intend to seek the creation of such a market by contacting an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, a quotation medium for subscribing members of the NASD, upon the registration statement of which this prospectus forms a part becoming effective.  However, our common stock may never be traded on the OTCBB or, if traded, a public market in the stock may never materialize.

Our common stock is a penny stock. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for  penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and  format, as the Commission shall require by rule or regulation.  The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock..Therefore, it may be difficult or impossible for stockholders to sell those securities.

Grants of Options, Warrants or Securities Convertible Into Equity

To date, we have not granted any options or warrants to purchase, or securities convertible into, common equity of the Company.

Rule 144 Shares

As of March 21, 2005, 14,525,000 shares of our common stock were available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of:

(1) 1% of the number of shares of the company's common stock then outstanding, which equals approximately 193,150 shares of the common stock of the Company as of the date of this prospectus; or

 (2) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(k), a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, officers and directors of the Company hold 12,000,000 of the shares of the common stock of the Company that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the Selling Stockholders or to any other persons.

Shares to be Sold

We have agreed to register 5,315,000 shares of our common stock for sale by the Selling Stockholders.

Holders of Our Common Stock

As of the date of this registration statement, we had 47 registered stockholders.

Dividends

Absence of Dividends; Dividend Policy

We have never paid dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. The declaration and payment of dividends is at the discretion of our Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, and restrictions in loan agreements, if any, and such other factors as the Board of Directors may deem relevant.

Restrictions Limiting Ability to Pay Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.   The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the fiscal periods ending August 31, 2003 and August 31, 2004.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus	Other Annual Compen-sation	Restricted Stock Awarded	Options/SARs	LTIP Payouts ($)	All Other Compen-sation
L. Gabriel Luca	President and Director	2003 YTD 2004	0 0	0 0	0 0	0 0	0 0	0 0	0 0
R. Michael Stunden	Secretary, Treasurer, Chief Financial Officer and Director	2003 YTD 2004	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Option/SAR Grants

We made no grants of stock options or SARs to L. Gabriel Luca or R. Michael Stunden during fiscal 2003 and fiscal 2004.

Compensation of Directors

Our directors do not receive salaries for serving as directors.

Employment contracts and termination of employment and change-in-control arrangements

There are no employment agreements between PRI and any of its subsidiaries with R. Michael Stunden or L. Gabriel Luca.

FINANCIAL STATEMENTS

Annual Financial Statements

Index to Financial Statements:

F-1

1.

Report of Independent Registered Public Accounting Firm

F-2

2.

Financial Statements – fiscal years 2004 and 2003

a.

Consolidated Balance Sheets

F-3

b.

Consolidated Statements of Operations

F-4

c.

Consolidated Statement of Stockholders’ Equity

F-5

d.

Consolidated Statements of Cash Flows

F-6

e.

Notes to Financial Statements.

F-8 to F-16

Interim Financial Statements

Index to Financial Statements:

F-17

1.

Financial Statements

– nine-month periods ending May 31, 2005 and May 31, 2004

a.

Consolidated Balance Sheets

F-18

b.

Consolidated Statements of Operations

F-19

c.

Consolidated Statement of Stockholders’ Equity

F-20

d.

Consolidated Statements of Cash Flows

F-21 to F-22

e.

Notes to Financial Statements.

F-23 – F-24

PROJECT ROMANIA INC.

(a Development Stage Company)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements – fiscal years 2004 and 2003:

Consolidated Balance Sheets	F-3

Consolidated Statements of Operations	F-4

Consolidated Statement of Stockholders’ Equity	F-5

Consolidated Statements of Cash Flows	F-6

Notes to Financial Statements	F-8 to F-16

PROJECT ROMANIA INC.

(a Development Stage Company)

Report of Independent Registered Public Accounting Firm

The Board of Directors

Project Romania Inc.

We have audited the accompanying consolidated balance sheets of Project Romania Inc. as of August 31, 2004 and 2003, and the related statements of operations, stockholders’ equity and cash flows for the year ended August 31, 2004 and from August 15, 2003 (inception) through August 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Project Romania Inc. as of August 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended August 31, 2004 and from August 15, 2003 (inception) through August 31, 2003, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company has suffered continued operating losses since inception and has limited business operations that raise substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Miller and McCollom

MILLER AND McCOLLOM

Certified Public Accountants

4350 Wadsworth Boulevard, Suite 300

Wheat Ridge, Colorado 80033

January 28, 2005

PROJECT ROMANIA INC.

(a Development Stage Company)

Consolidated Balance Sheets

ASSETS
(all data in US$)	August 31, 2004	August 31, 2003
CURRENT ASSETS
Cash	$13,351	$7,499
Prepaid expenses	1,806	118
Total current assets	15,157	7,617

PROPERTY AND EQUIPMENT
Office equipment, net of $124 and $35 accumulated depreciation as at September 30, 2004 and 2003 respectively	425	328
Total property and equipment	425	328
Total assets	$15,582	$7,945
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,756	$—
Salaries & related taxes payable	1,255	—
Shareholder loans	9,024	8,388
Total current liabilities	14,035	8,388
STOCKHOLDERS’ EQUITY (DEFICIT)
Common shares, 100,000,000 shares with par value of $0.001 authorized, 19,315,000 shares issued and outstanding as at August 31, 2004	19,315	—
Discount on Common Share issuance	(7,309)
Paid-in Capital	29,260	—
Accumulated deficit in the development stage	(39,880)	(467)
Accumulated other comprehensive income	161	24
Total stockholders’ equity (deficit)	1,547	(443)
Total liabilities and stockholders’equity (deficit)	$15,582	$7,945

The accompanying notes to financial statements are an integral part of this statement

PROJECT ROMANIA INC.

(a Development Stage Company)

Consolidated Statements of Operations

		Year Ending August 31, 2004	August 15, 2003 (inception) though August 31, 2003		August 15, 2003 (inception) through August 31, 2004
REVENUES:
Sales of iBox packages		$16,386	$—		$16,386
Cost of Goods Sold		9,398	—		9,398
GROSS MARGIN		6,988	—		6,988
EXPENSES:
Salaries & related taxes		$5,699	$—		$5,699
Professional & consultant fees		18,476			18,476
Administrative expenses		12,623	412		13,035
Sales & marketing expenses		7,781	—		7,781
Advertising		968	—		968
Total expenses		45,547	412		45,959
Net (loss) from operations		(38,559)	(412)		(39,971)
Interest income		4	—		4
Interest expense		(858)	(55)		(913)
Net (loss)		$(39,413)	$(467)		$(39,880)
Loss per common share	$	*	$—	$	*
*less than $(0.01) per share
Weighted average shares
Outstanding		12,995,109	—		12,418,303
OTHER COMPREHENSIVE INCOME:
Net loss		$(39,413)	$(467)		$(39,880)
Foreign currency translation adjustment		137	24		161
Total other comprehensive income (loss)		$(39,276)	$(443)		$(39,719)

The accompanying notes to financial statements are an integral part of this statement

PROJECT ROMANIA INC.

(a Development Stage Company)

Consolidated Statements of Stockholders’ Equity (Deficit)

						Deficit
					Accumulated	Accumulated
			Discount		Other	During the	Total
	Common	Common	On Common	Paid-in	Comprehensive	Development	Stockholders’
	Shares	Stock	Stock	Capital	Income	Stage	Equity (Deficit)
Net loss for the period from August 15, 2003 (date of inception) through August 31, 2003	—	—	—	—	24	(467)	(443)
Balance, August 31, 2003	—	—	—	—	24	(467)	(443)
Common shares issued under private placement September 9, 2003	4,000,000	58	—	—	—	—	58
Recapitalization on reverse acquisition of Galaxy Telnet, SRL on October 31, 2003	2,000,000	5,942	(7,309)	—	—	—	(1,367)
Common shares issued for cash at $0.001 November 1, 2003	6,000,000	6,000	—	—	—	—	6,000
Common shares issued for cash at $0.005 during the period ended August 31, 2004	5,315,000	5,315	—	21,260	—	—	26,575
Common shares issued for conversion of shareholder debt at $0.005 on August 20, 2004	2,000,000	2,000	—	8,000	—	—	10,000
Net loss for year ended August 31, 2004					137	(39,413)	(39,276)
Balance, August 31, 2004	19,315,000	19,315	(7,309)	29,260	161	(39,880)	1,547

The accompanying notes to financial statements are an integral part of this statement

PROJECT ROMANIA INC.

(a Development Stage Company)

Consolidated Statements of Cash Flows

		August 15, 2003	August 15, 2003
		(inception)	(inception)
	Year ending	Through	Through
	August 31,	August 31,	August 31,
	2004	2003	2004
Cash flows from operating activities:
Net loss for the period	$(39,413)	$(467)	$(39,880)
Reconciling adjustments:
Adjustments to reconcile net loss
to net cash used in operating
Activities
Depreciation	89	35	124
Net change in operating assets
and liabilities
Prepaid expenses	(1,688)	(118)	(1,806)
Accounts payable and accrued
Liabilities	5,011	—	5,011
Net cash provided (used) by operating activities	(36,001)	(550)	(36,551)
Cash flows from investing activities:
Purchase of property and equipment	(186)	(363)	(549)
Net cash (used) by investing activities	(186)	(363)	(549)
Cash flows from financing activities:
Common stock issued for cash	32,633	—	32,633
Loans by stockholders	9,269	8,388	17,657
Net cash provided by financing activities	41,902	8,388	50,290
Effect of foreign currency translation	137	24	161
Net increase in cash	5,852	7,499	13,351
Cash, beginning of period	7,499	—	—
Cash, end of period	$13,351	$7,499	$13,351

The accompanying notes to financial statements are an integral part of this statement

PROJECT ROMANIA INC.

(a Development Stage Company)

Consolidated Statements of Cash Flows

		August 15, 2003	August 15, 2003
		(inception)	(inception)
	Year ending	Through	Through
	August 31,	August 31,	August 31,
	2004	2003	2004
Supplemental cash flow information:
Interest earned	$4	$—	$4
Interest paid	$(129)	$(72)	$(201)
Income taxes paid	$—	$—	$—

Supplemental schedule of non-cash investing and financing activities:
Common stock issued for debt conversion	$10,000	$—	$10,000
Debt acquired in reverse acquisition	$1,367	$—	$1,367

The accompanying notes to financial statements are an integral part of this statement

PROJECT ROMANIA INC.

(a Development Stage Company)

Notes to the Consolidated Financial Statements

Note 1 – Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding Project Romania Inc.’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements, which are stated in U.S. Dollars.

The financial statements reflect the following significant accounting policies:

Organization and Description of Business

Project Romania Inc. (“PRI”, “We”, or the “Company”) was incorporated in Nevada on June 11, 2003, under the name Poseidon Casinos Inc. and changed its name to Project Romania Inc. by filing Articles of Amendment with the Nevada Secretary of State effective October 30, 2003. On October 31, 2003, the Company acquired the outstanding stock of Galaxy Telnet SRL (“Galaxy”, “Galaxy Telnet”, or the “Subsidiary”) in a stock exchange transaction under a stock exchange agreement (the “Stock Exchange Agreement”) between PRI and Galaxy. The Company issued 6,000,000 shares of its common stock for the acquisition of Galaxy. Before the stock exchange transaction, L. Gabriel Luca, a Romanian-born, Canadian-resident entrepreneur, was the sole shareholder of Galaxy Telnet. Mr. Luca is now a major shareholder, director and officer of PRI. The transaction was treated as a reverse acquisition for accounting purposes, which is a capital transaction and not a business combination. Accordingly, the financial statements of the acquired company (Galaxy) are presented for historical comparative purposes.

Our fiscal year end is August 31st.

PRI was founded to identify and exploit emerging business opportunities in Romania, a country located in Southeastern Europe, bordering the Black Sea, between Bulgaria and Ukraine, with a landmass slightly smaller than Oregon. The Company is in the development stage.

Galaxy Telnet was incorporated on August 15, 2003 under the laws of Romania to concentrate on the continuous market introduction of emerging communication innovations in Romania. Its current focus is the introduction of Internet telephony solutions to the local and long distance telecommunications market in Romania.

Before the acquisition of Galaxy Telnet, we did not conduct business. To date, the Company's revenue has resulted from the sale of iBox packages which facilitate access to Internet delivered telecommunications services.

PROJECT ROMANIA INC.

(a Development Stage Company)

Notes to the Consolidated Financial Statements

Revenue Recognition

Revenues are recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." Under SAB 101, product or service revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

The Company's revenues are derived principally from the sale of iBox packages which include an iBox unit and Internet delivered telephone service access.  Revenue is recognized when iBoxes are installed and have been billed.

Consolidation of Financial Statements

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Galaxy Telnet. All inter-company accounts have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Loss per Share

Loss per share is computed in accordance with SFAS No. 128, “Earnings per Share”. Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period.

Estimated Fair Value of Financial Instruments

The  carrying  value  of  accounts  payable,  and  other  financial  instruments reflected  in  the  financial  statements  approximates  fair  value  due  to the short-term maturity of the instruments. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

PROJECT ROMANIA INC.

(a Development Stage Company)

Notes to the Consolidated Financial Statements

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and  unrealized gains and losses on certain investments in equity securities. Comprehensive loss for the periods shown equals the net loss for the period less the effect of foreign currency translation.

Income Taxes

The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years during which the differences are expected to reverse and upon the possible realization of net operating loss carry-forwards.

Valuation of Long-Lived Assets

The Company periodically analyzes its long-lived   assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Start-up Costs

The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

Development Stage Enterprise

Based upon the Company’s revenue generation and its business plan, it is a development stage enterprise as of the year ending August 31, 2004. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

PROJECT ROMANIA INC.

(a Development Stage Company)

Notes to the Consolidated Financial Statements

Currency

The books of record of Galaxy Telnet are maintained in Romanian Lei (singular Leu). The Leu is the functional currency of Galaxy Telnet because the Leu is the currency of the environment in which Galaxy Telnet generates and expends cash. As the books of record of Galaxy Telnet are maintained in its functional currency, no remeasurement of the books from some other currency into the functional currency is required.

Romania is not a highly inflationary economy because, for the purposes of paragraph 11 of SFAS 52, the cumulative inflation rate in Romania over the most current 3-year period has been significantly less than 100 percent (inflation rates (consumer prices) of 31.3% in 2002, 14.3% in 2003 and 9.6% in 2004, all according to The CIA World Factbook;). As Romania is not a highly inflationary economy, it is not necessary to remeasure the financial statements as if the functional currency were the reporting currency (US dollar).

Pursuant to paragraph 12 of SFAS 52, all elements of the financial statements have been translated into the reporting currency (US dollar) as follows:

•

Assets and liabilities: at the exchange rate at the balance sheet date

•

Non-Monetary items including equity: at the historical rate of exchange

•

Revenues, expenses, gains, and losses: at a weighted average exchange rate for the period in which the transaction occurred

Translation adjustments are recorded in “Other Comprehensive Income.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and demand deposits in banks with an initial maturity of 90 days or less.

Risks and Uncertainties

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture.

Capital Assets

Capital assets are recorded at cost. Depreciation is recorded based on their estimated useful lives as follows:

Office equipment

20%

Straight line

Computer hardware

20%

Straight line

PROJECT ROMANIA INC.

(a Development Stage Company)

Notes to the Consolidated Financial Statements

Other

The Company paid no dividends during the periods presented.

The Company consists of one reportable business segment.

All revenue reported is from external customers in Romania. All of the Company's operating assets are located in Romania.

Advertising is expensed as it is incurred.

We did not have any off-balance sheet arrangements as at August 31, 2003 or as at August 31, 2004.

Note 2– Basis of Presentation

Generally accepted accounting principles in the United States of America contemplate the continuation of the Company as a going concern. However, the Company has accumulated operation losses since its inception and has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern.  The continuation of the Company is dependent upon the continuing financial support of investors and stockholders and upon obtaining the capital requirements of the Company.  Management believes actions planned and presently being taken provide the opportunity for the Company to continue as a going concern.

Note 3 – Recent Accounting Pronouncements

In December 2004, the FASB issued a revision to SFAS No. 123 "Accounting for Stock-Based Compensation". This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance and establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Company does not have any option plans and has not issued any stock for goods or services. The Company’s adoption of this Statement did not impact the Company's financial position, results of operations, or cash flows.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, Accounting for

PROJECT ROMANIA INC.

(a Development Stage Company)

Notes to the Consolidated Financial Statements

Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amended Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company’s adoption of this Statement did not impact the Company's financial position, results of operations, or cash flows.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs—an amendment of ARB No. 43, Chapter 4”. This Statement amended the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "… under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges."  This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company’s adoption of this Statement did not impact the Company's financial position, results of operations, or cash flows.

The FASB issued FIN No. 46, “Consolidation of Variable Interest Entities,” (“FIN 46”) and a revised interpretation of FIN 46 (“FIN 46-R”) in December 2003. FIN 46 requires certain variable interest entities (“VIE’s”) to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are VIE’s for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through October 30, 2003. The Company was required to adopt the provisions of FIN 46-R for those arrangements on October 31, 2003. For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on October 31, 2003. The adoption of this statement did not impact the Company’s financial position, results of operations, or cash flows.

PROJECT ROMANIA INC.

(a Development Stage Company)

Notes to the Consolidated Financial Statements

Note 4 – Property and Equipment

Components of property and equipment consist of:

Year Ending	Cost	Accumulated Depreciation	Net Amount	Depreciation Rate and Method

August 31, 2003 Office & computer equipment	$ 363	$ 35	$ 328	5 year – straight line

August 31, 2004 Office & computer equipment	$ 549	$ 124	$ 425	5 year – straight line

Depreciation has been provided in amounts sufficient to recover asset costs over their estimated useful lives. All components of property and equipment are being depreciated or amortized.

Note 5 – Common Stock Issued

On August 21, 2004, the Board of Directors authorized a 4-for-1 stock split. All references to stock issued and stock outstanding have been retroactively adjusted as if the stock split had taken place at the earliest date shown.

On October 31, 2003, the Company issued 6,000,000 shares of its common stock in exchange for all issued and outstanding shares of Galaxy Telnet.

On November 1, 2003, the Company issued 6,000,000 shares of its common stock at $0.001 for a total of $6,000.

During the fiscal year ending August 31, 2004, the Company issued 5,315,000 shares of its common stock in a private offering at $0.005 for a total of $26,575.

On August 20, 2004, the Company issued 2,000,000 shares of common stock at $0.005 in exchange for conversion of shareholder loans to the Company of $10,000.

Note 6 – Income Taxes

The Company is subject to federal income taxes in the US and Romania. The Company has had no net income from its US operations and therefore has paid no income taxes in the US. Results of the Company’s Romanian subsidiary are not consolidated with the Company’s Net Income or Loss in the calculation of taxes owing in the US.

PROJECT ROMANIA INC.

(a Development Stage Company)

Notes to the Consolidated Financial Statements

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes.  The Company's deferred tax assets consist entirely of the benefit from net operating loss carry-forwards. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry-forwards.  Net operating loss carry-forwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows (“NOL” denotes Net Operating Loss):

PRI - for United States federal tax purposes:

Year Ending	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit
2003	$ (689)*	2023	$ 104	$ (104)	$—
2004	$(21,465)**	2024	$3,220	$(3,220)	$—
	$(22,154)		$3,324	$(3,324)	$—

*(incurred prior to reverse acquisition)

**(includes income statement expenses of $661 incurred between September 1, 2003 and the post reverse acquisition date of October 31, 2003)

Galaxy Telnet - for Romanian income tax purposes:

Year Ending	Estimated NOL Carry-forward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit
2003	$ (467)*	2008	$ 114	$ (114)	$—
2004	(18,609)**	2009	$4,559	$(4,559)	$—
	$ (19,076)		$4,673	$(4,673)	$—

The total combined valuation allowance for the year as at August 31, 2004 is $7,997 which increased by $7,779 for the year.

PROJECT ROMANIA INC.

(a Development Stage Company)

Notes to the Consolidated Financial Statements

Taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

US Federal income taxes at statutory rate	15%
Valuation allowance	(15%)

Actual income tax rate	—

Romanian income taxes at statutory rate	23%
Valuation allowance	(23%)

Actual income tax rate	—

Note 7 – Shareholder Loans

As at August 31, 2004, the Company had two related party shareholder loans outstanding of $9,024, which included $805 of accrued interest. Both loans are unsecured and have no fixed repayment dates.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

QIII-05

Page

Consolidated Financial Statements:

Consolidated Balance Sheets	F-18

Consolidated Statements of Operations	F-19

Consolidated Statement of Stockholders’ Equity	F-20

Consolidated Statements of Cash Flows	F-21 to F-22

Notes to Financial Statements	F-23 to F-24

PROJECT ROMANIA INC.

(a Development Stage Company)

Consolidated Balance Sheets

ASSETS
	May 31, 2005 (unaudited)	August 31, 2004 (See Note 1)
CURRENT ASSETS
Cash	$6,233	$13,351
Prepaid expenses	1,756	1,806
Accounts receivable	—	—
Total current assets	7,989	15,157
PROPERTY AND EQUIPMENT
Office equipment, net of $223 and $124 accumulated depreciation as at May 31, 2005 and August 31, 2004 respectively	326	425
Total property and equipment	326	425

Total assets	$8,315	$15,582
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,423	$3,756
Salaries & related taxes payable	—	1,255
Shareholder loans	61,995	9,024
Total current liabilities	67,418	14,035
STOCKHOLDERS’ EQUITY (DEFICIT)
Common shares, 100,000,000 shares with par value of $0.001 authorized, 19,315,000 shares issued and outstanding as at both May 31, 2005 and August 31, 2004	19,315	19,315
Discount on Common Share issuance	(7,309)	(7,309)
Paid-in Capital	29,260	29,260
Accumulated deficit in the development stage	(100,170)	(39,880)
Accumulated other comprehensive income (loss)	(199)	161
Total stockholders’ equity (deficit)	(59,103)	1,547
Total liabilities and stockholders’ equity (deficit)	$8,315	$15,582

The accompanying notes to financial statements are an integral part of this statement

PROJECT ROMANIA INC.

(a Development Stage Company)

Consolidated Statements of Operations

(unaudited)

		9 months Ending May 31, 2005		9 months Ending May 31, 2004		August 15, 2003 (inception) through May 31, 2005
REVENUES:
Sales of iBox packages		$4,008		$16,224		$20,394
Cost of Goods Sold		740		9,240		10,138
GROSS MARGIN		3,268		6,984		10,256
EXPENSES:
Salaries & related taxes		$9,172		$3,608		$14,871
Professional & consulting fees		35,485		9,895		53,961
Administrative expenses		10,501		8,944		23,536
Sales & marketing expenses		3,786		3,169		11,567
Advertising		3,292		966		4,260
Total expenses		62,236		26,582		108,195
Net (loss) from operations		(58,968)		(19,598)		(97,939)
Interest income		5		2		9
Interest expense		(1,327)		(749)		(2,240)
Net (loss)		$(60,290)		$(20,345)		$(100,170)
Loss per common share	$	*	$	*	$	*
*less than $(0.01) per share
Weighted average shares
Outstanding		19,315,000		12,599,273		19,315,000
OTHER COMPREHENSIVE INCOME (LOSS):
Net (Loss)		$(60,290)		$(20,345)		$(100,170)
Foreign currency translation adjustment		(360)		(131)		(199)
Total other comprehensive income (loss)		$(60,650)		$(20,476)		$(100,369)

The accompanying notes to financial statements are an integral part of this statement

PROJECT ROMANIA INC.

(a Development Stage Company)

Consolidated Statements of Stockholders’ Equity (Deficit)

						Deficit
					Accumulated	Accumulated
			Discount		Other	During the	Total
	Common	Common	On Common	Paid-in	Comprehensive	Development	Stockholders’
	Shares	Stock	Stock	Capital	Income (Loss)	Stage	Equity (Deficit)
Net loss for the period from August 15, 2003 (date of inception) through August 31, 2003	—	—	—	—	24	(467)	(443)
Balance, August 31, 2003	—	—	—	—	24	(467)	(443)
Common shares issued under private placement September 9, 2003	4,000,000	58	—	—	—	—	58
Recapitalization on reverse acquisition of Galaxy Telnet, SRL on October 31, 2003	2,000,000	5,942	(7,309)	—	—	—	(1,367)
Common shares issued for cash at $0.001 November 1, 2003	6,000,000	6,000	—	—	—	—	6,000
Common shares issued for cash at $0.005 during the period ended August 31, 2004	5,315,000	5,315	—	21,260	—	—	26,575
Common shares issued for conversion of shareholder debt at $0.005 on August 20, 2004	2,000,000	2,000	—	8,000	—	—	10,000
Net loss for year ended August 31, 2004					137	(39,413)	(39,276)
Balance, August 31, 2004	19,315,000	19,315	(7,309)	29,260	161	(39,880)	1,547

Net Loss for 9 months ended May 31, 2005	—	—	—	—	(360)	(60,290)	(60,650)
Balance, May 31, 2005 (unaudited)	19,315,000	19,315	(7,309)	29,260	(199)	(100,170)	(59,103)

The accompanying notes to financial statements are an integral part of this statement

PROJECT ROMANIA INC.

(a Development Stage Company)

Consolidated Statements of Cash Flows

(unaudited)

	9 Months ending	9 Months ending	August 15, 2003 (inception) Through
	May 31,	May 31,	May 31,
	2005	2004	2005
Cash flows from operating activities:
Net loss for the period	$(60,290)	$(20,345)	$(100,170)
Reconciling adjustments:
Adjustments to reconcile net loss
To net cash used in operating
activities
Depreciation	99	69	223
Net change in operating assets
and liabilities
Prepaid expenses	50	(1,532)	(1,756)
Accounts payable and accrued
liabilities	412	1,955	5,423
Net cash (used) by operating activities	(59,729)	(19,853)	(96,280)
Cash flows from investing activities:
Purchase of property and equipment	—	(549)	(549)
Net cash (used) by investing activities	—	(549)	(549)
Cash flows from financing activities:
Common stock issued for cash	—	32,633	32,633
Loans by stockholders	52,971	16,642	70,628
Net cash provided by financing activities	52,971	49,275	103,261
Effect of foreign currency translation	(360)	(131)	(199)
Net increase (decrease) in cash	(7,118)	28,742	6,233
Cash, beginning of period	13,351	7,499	—
Cash, end of period	$6,233	$36,241	$6,233

The accompanying notes to financial statements are an integral part of this statement

PROJECT ROMANIA INC.

(a Development Stage Company)

Consolidated Statements of Cash Flows

(unaudited)

	9 Months ending	9 Months ending	August 15, 2003 (inception) through
	May 31,	May 31,	May 31,
	2005	2004	2005
Supplemental cash flow information:
Interest earned	$5	$2	$9
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—

Supplemental schedule of non-cash investing and financing activities:
Common stock issued for debt conversion	$10,000	$—	$10,000
Debt acquired in reverse acquisition	$—	$1,367	$1,367

The accompanying notes to financial statements are an integral part of this statement

PROJECT ROMANIA INC.

(a Development Stage Company)

Notes to the Consolidated Financial Statements

(unaudited)

Note 1 – Management’s Statement

The financial statements included herein have been prepared by Project Romania Inc. (the “Company”) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”) for reporting on interim statements. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the August 31, 2004 audited financial statements and the accompanying notes included in the Company’s Form SB-2 filed with the Commission. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be followed by the Company later in the year. The results of operations for the interim periods are not necessarily indicative of the results for the full year. In management’s opinion all adjustments necessary for a fair presentation of the Company’s financial statements are reflected in the interim periods included.

Amounts shown for August 31, 2004 are based upon the audited financial statements of that date.

Note 2– Basis of Presentation

Generally accepted accounting principles in the United States of America contemplate the continuation of the Company as a going concern. However, the Company has accumulated an operating loss of $(100,170) since its inception and has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern.  The continuation of the Company is dependent on many factors, including but not limited to the Company's ability to successfully generate operating revenue through sales and the continuing financial support of investors and stockholders. The Company may also seek to obtain further financing from the directors of the Company.

To address the going concern issue, the Company has recently restructured its management team in Romania, has moved its head office in Romania from Bucharest to Constanta, and is currently expanding its sales efforts. The Company believes revenue and cash flow from expanded sales will contribute to its future operating results and working capital requirements but there can be no assurance that revenues generated from sales will be sufficient for the Company to meet its contractual obligations and ongoing operating expenses.

PROJECT ROMANIA INC.

(a Development Stage Company)

Notes to the Consolidated Financial Statements

(unaudited)

The accompanying consolidated financial statements do not include any adjustments that might result from the resolution of these matters.

Note 3 – Shareholder Loans

As at May 31, 2005, the Company had two related party shareholder loans outstanding of $61,995, which included $2,185 of accrued interest. Both loans are unsecured and have no fixed repayment dates. During the 9 month periods ending May 31, 2005 and May 31, 2004, loans from shareholders, including accrued interest, increased by $52,971 and $16,642 respectively. Since May 31, 2005, shareholder loans have increased by $6,654.

Note 4 – Subsequent Event Commitments and Contingencies

In July 2005, the Company entered into a lease for office space in Constanta Romania. The lease is denominated in Euros and is for one year expiring July 12, 2006. The payment terms are as follows:

Item	Amount in Euros	Estimated amount in USD using May 31, 2005 exchange rate
Initial Payment
Initial payment of 3 months rent at 400 Euros per month	1,200 Euros	$1,497
Cost for Fiscal Year 2005
Amortization of prepaid rent during Fiscal 2005 – 1 ½ months	600 Euros	$749

Total for fiscal year 2005	600 Euros	$749

Cost for Fiscal Year 2006
Amortization of prepaid rent during Fiscal 2006 – 1 ½ months	600 Euros	$749
Monthly rent – Oct/05 to July/06 at 400 Euros per month	3,600 Euros	$4,491

Total for fiscal year 2006	4,200 Euros	$5,240

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission (the “Commission”) with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of the registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. You may inspect the registration statement, exhibits and schedules filed with the Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the extent that indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee

$25.02

Federal Taxes

0.00

State Taxes and Fees

0.00

Transfer Agent Fees

1,000.00

Accounting fees and expenses

20,000.00

Legal fees and expenses

5,000.00

Miscellaneous

500.00

Total

$26,525.02

All amounts are estimates, other than the Commission’s registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the Selling Stockholders.  The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

On August 21, 2004, the Board of Directors authorized a 4-for-1 stock split. All references to stock issued and stock outstanding have been retroactively adjusted as if the stock split had taken place at the earliest date shown.

On October 31, 2003, in connection with the acquisition of Galaxy Telnet, the Company issued 6,000,000 shares of its common stock to L. Gabriel Luca, the founder of Galaxy Telnet, in exchange for all the issued and outstanding shares of Galaxy Telnet. No underwriting discounts were given or commissions paid.

Securities issued in the transaction were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering.  The recipient of the securities represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The recipient either received adequate information about the Company or had access, through relationships with the Company, to information about the Company.

On November 1, 2003, the Company issued 6,000,000 shares of its common stock to R. Michael Stunden at $0.001 for a total of $6,000. No underwriting discounts were given or commissions paid.

Securities issued in the transaction were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering.  The recipient of the securities represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The recipient either received adequate information about the Company or had access, through relationships with the Company, to information about the Company.

Regulation S Offering

During the fourth quarter of 2003 and the first and second quarters of 2004, the Company issued 4,915,000 shares of its common stock in a private offering under Regulation S of the Securities Act at $0.005 for a total of $24,575.No underwriting discounts were given or commissions paid. The sale of securities by the Company was made in an offshore transaction. No directed selling efforts were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. Also, the conditions of Category 3 of Rule 903(b) of Regulation S were satisfied as follows:

-

Offering restrictions were implemented;

-

The sales were not made to a U.S. person or for the account or benefit of a U.S. person;

-

Each purchaser certified that he was not acquiring the securities for the account or benefit of any U.S. person;

-

The subscription agreement contained the agreement of the purchasers to resell the shares only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration;

-

The subscription agreement contained the agreement of the purchasers not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act;

-

The subscription agreement contained the acknowledgment and agreement of the purchasers that the share certificates representing the shares will be endorsed with a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act;

-

The Company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Regulation D Offering

During the first quarter of 2004, the Company issued 400,000 shares of its common stock in a private offering under Rule 504 of Regulation D of the Securities Act at $0.005 for a total of $2,000. No underwriting discounts were given or commissions paid. The single purchaser purchasing stock under Rule 504 of the Regulation D offering was a U.S. person and an “accredited investor.” Also, the Company complied with the conditions of Rule 504 as follows:

-

The Company is not a “blank check” company;

-

The Company does not have to file reports under the Exchange Act;

-

The Company did not solicit or advertise their securities to the public;The Company exercised reasonable care to assure that the purchasers of the securities were not underwriters within the meaning of section 2(a)(11) of the Securities Act, by obtaining the written representation of the purchaser that he was acquiring the securities for himself only and by providing written disclosure to each purchaser prior to sale that the securities have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

Securities issued in the transaction were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering.  The recipient of the securities represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The recipient either received adequate information about the Company or had access, through relationships with the Company, to information about the Company.

The aggregate number of shares of the common stock of the Company issued in the above Regulation S and Regulation D offerings was 5,135,000 at $0.005 for aggregate proceeds of $26,575.

The Selling Stockholders are comprised of all the purchasers who acquired shares under the Regulation S offering plus the one purchaser who acquired shares under the Regulation D offering.

Debt Conversion

On August 20, 2004, the Company issued 2,000,000 shares of its common stock at $0.005 to R. Michael Stunden, in exchange for conversion of shareholder loans to the Company of $10,000.

Securities issued in the transaction were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering.  The recipient of the securities represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The recipient either received adequate information about the Company or had access, through relationships with the Company, to information about the Company.

EXHIBITS

3.1

Articles of Incorporation of Poseidon Casinos Inc. (1)

3.2

Certificate of Amendment respecting name change to “Project Romania Inc.” (1)

3.3

Bylaws of Project Romania Inc. (1)

5.1

Opinion of Gary R. Henrie on legality. (1)

10.1

Loan Agreement between R. Michael Stunden as lender and Project Romania Inc. as lender and dated November 1, 2003 (1)

10.2

Amendment Agreement dated April 20, 2005. (2)

10.3

Loan Commitment Letter dated April 20, 2000. (2)

10.4

Share Exchange Agreement between Project Romania Inc. and Galaxy Telnet SRL dated October 31, 2003. (1)

10.5

Reseller Agreement between 695014 B.C. Ltd. dba Galaxy Telecom and Galaxy Telnet SRL dated effective June 1, 2004.

21.1

A list of the subsidiaries of the registrant: Galaxy Telnet S.R.L., a Romanian company.

23.1

Consent of Miller and McCollom, Independent Registered  Public Accounting Firm.

23.2

Consent of Gary R. Henrie (specified in Exhibit 5.1)

(1)

Previously filed with Form SB-2 filed on March 22nd, 2005.

(2)

Previously filed with Form SB-2/A filed on May 9th , 2005.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securitie Acts, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on August 8th, 2005.

PROJECT ROMANIA INC.

 By:  /s/ L. Gabriel Luca

L. Gabriel Luca

President and Director

(Principal Executive Officer)

 By:  /s/ R. Michael Stunden

R. Michael Stunden

Chief Financial Officer, Secretary, Treasurer and Director

(Principal Financial Officer)

(Principal Accounting Officer)